                                                                 EXHIBIT 4(b)






                         RECEIVABLES PURCHASE AGREEMENT

                           Dated as of January 5, 1995

                                      Among


                            THE WACKENHUT CORPORATION

                                    as Seller
                                    ---------

                                       and

                         RECEIVABLES CAPITAL CORPORATION

                                       and

                         ENTERPRISE FUNDING CORPORATION

                               each as a Purchaser
                               -------------------

                                       and

                         BANK OF AMERICA NATIONAL TRUST
                             AND SAVINGS ASSOCIATION

                                       and

                       NATIONSBANK OF NORTH CAROLINA, N.A.

                            each as a Managing Agent
                            ------------------------

                                       and

                         BANK OF AMERICA NATIONAL TRUST
                             AND SAVINGS ASSOCIATION

                           as the Administrative Agent
                           ----------------------------

                                TABLE OF CONTENTS

ARTICLE I
                         THE COMMITMENT. . . . . . . . . . . . .2
     SECTION 1.01.  Commitment . . . . . . . . . . . . . . . . .2
     SECTION 1.02.  Purchase and Reinvestment Limits . . . . . .2
     SECTION 1.03.  Making Purchases from Seller . . . . . . . .3
     SECTION 1.04.  Number of Undivided Interests. . . . . . . .3
     SECTION 1.05.  Commitment Termination Date. . . . . . . . .3
     SECTION 1.06.  Purchase Termination Date. . . . . . . . . .4
     SECTION 1.07.  Voluntary Termination of Commitment or
                    Reduction of Maximum Purchase Limit. . . . .5
     SECTION 1.08.  Limitation of Ownership Interest . . . . . .5
     SECTION 1.09.  Special Undivided Interests. . . . . . . . .5
     SECTION 1.10.  Benefits of Agreement. . . . . . . . . . . .5

ARTICLE II
            UNDIVIDED INTEREST AND PURCHASER'S SHARE . . . . . .6
     SECTION 2.01.  Undivided Interest . . . . . . . . . . . . .6
     SECTION 2.02.  Purchaser's Investment . . . . . . . . . . .7
     SECTION 2.03.  Net Pool Balance . . . . . . . . . . . . . .9
     SECTION 2.04.  Shares . . . . . . . . . . . . . . . . . . 10


ARTICLE III
                           SETTLEMENTS . . . . . . . . . . . . 11
     SECTION 3.01.  Non-Run Off Settlement Procedures for
                    Collections. . . . . . . . . . . . . . . . 11
     SECTION 3.02.  Run Off Settlement Procedures for
                    Collections. . . . . . . . . . . . . . . . 12
     SECTION 3.03.  Special Settlement Procedures; Reduction
                    of Purchaser's Investment, Etc.. . . . . . 13
     SECTION 3.04.  Reporting. . . . . . . . . . . . . . . . . 16
     SECTION 3.05.  Payments and Computations, Etc.. . . . . . 16
     SECTION 3.06.  Dividing or Combining Undivided Interests. 17
     SECTION 3.07.  Treatment of Collections and Deemed
                    Collections. . . . . . . . . . . . . . . . 18


ARTICLE IV
                    FEES AND YIELD PROTECTION. . . . . . . . . 18
     SECTION 4.01.  Fees . . . . . . . . . . . . . . . . . . . 18
     SECTION 4.02.  Yield Protection . . . . . . . . . . . . . 19


ARTICLE V
                     CONDITIONS OF PURCHASES . . . . . . . . . 21
     SECTION 5.01.  Conditions Precedent to Initial Purchase . 21
     SECTION 5.02.  Conditions Precedent to All Purchase
                    and Reinvestments. . . . . . . . . . . . . 23
     SECTION 5.03.  Additional Condition Precedent to
                    Purchases. . . . . . . . . . . . . . . . . 24

ARTICLE VI
                 REPRESENTATIONS AND WARRANTIES. . . . . . . . 24
     SECTION 6.01.  Representations and Warranties of Seller . 24


ARTICLE VII
                   GENERAL COVENANTS OF SELLER . . . . . . . . 29
     SECTION 7.01.  Affirmative Covenants of Seller. . . . . . 29
     SECTION 7.02.  Reporting Requirements of Seller . . . . . 30
     SECTION 7.03.  Negative Covenants of Seller . . . . . . . 32


ARTICLE VIII
                  ADMINISTRATION AND COLLECTION. . . . . . . . 35
     SECTION 8.01.  Designation of Servicer. . . . . . . . . . 35
     SECTION 8.02.  Duties of Servicer . . . . . . . . . . . . 36
     SECTION 8.03.  Rights of the Agents . . . . . . . . . . . 37
     SECTION 8.04.  Responsibilities of Seller . . . . . . . . 39
     SECTION 8.05.  Further Action Evidencing Purchases. . . . 39
     SECTION 8.06.  Application of Collections . . . . . . . . 40


ARTICLE IX
                        SECURITY INTEREST. . . . . . . . . . . 40
     SECTION 9.01.  Grant of Security Interest . . . . . . . . 40
     SECTION 9.02.  Further Assurances . . . . . . . . . . . . 41
     SECTION 9.03.  Remedies . . . . . . . . . . . . . . . . . 41

ARTICLE X
                       TERMINATION EVENTS. . . . . . . . . . . 41
     SECTION 10.01. Termination Events . . . . . . . . . . . . 41
     SECTION 10.02. Remedies . . . . . . . . . . . . . . . . . 43

ARTICLE XI
                           THE AGENTS. . . . . . . . . . . . . 44
     SECTION 11.01. Authorization and Action . . . . . . . . . 44
     SECTION 11.02. Agents' Reliance, Etc. . . . . . . . . . . 44
     SECTION 11.03. Agents and Affiliates. . . . . . . . . . . 45


ARTICLE XII
               ASSIGNMENT OF PURCHASER'S INTEREST. . . . . . . 45
     SECTION 12.01. Restrictions on Assignments. . . . . . . . 45
     SECTION 12.02. Rights of Assignee . . . . . . . . . . . . 46
     SECTION 12.03. Authorization of Managing Agent. . . . . . 47
     SECTION 12.04. Notice of Assignment . . . . . . . . . . . 47
     SECTION 12.05. Evidence of Assignment; Endorsement of
                    Certificate. . . . . . . . . . . . . . . . 47
     SECTION 12.06. Rights of Support Providers  . . . . . . . 47


ARTICLE XIII
                         INDEMNIFICATION . . . . . . . . . . . 48
     SECTION 13.01. Indemnities by Seller. . . . . . . . . . . 48

ARTICLE XIV
                          MISCELLANEOUS. . . . . . . . . . . . 50
     SECTION 14.01. Amendments, Etc. . . . . . . . . . . . . . 50
     SECTION 14.02. Notices, Etc.. . . . . . . . . . . . . . . 50
     SECTION 14.03. No Waiver; Remedies. . . . . . . . . . . . 51
     SECTION 14.04. Binding Effect; Survival . . . . . . . . . 51
     SECTION 14.05. Costs, Expenses and Taxes. . . . . . . . . 52
     SECTION 14.06. No Proceedings . . . . . . . . . . . . . . 52
     SECTION 14.07A BofA Program Confidentiality . . . . . . . 52
     SECTION 14.07B NationsBank Program Confidentiality  . . . 55
     SECTION 14.08. Confidentiality of Seller Information. . . 57
     SECTION 14.09. Captions and Cross References. . . . . . . 59
     SECTION 14.10. Integration. . . . . . . . . . . . . . . . 60
     SECTION 14.11. Governing Law. . . . . . . . . . . . . . . 60
     SECTION 14.12. Waiver Of Jury Trial . . . . . . . . . . . 60
     SECTION 14.13. Consent To Jurisdiction; Waiver
                    Immunities . . . . . . . . . . . . . . . . 60
     SECTION 14.14. Execution in Counterparts. . . . . . . . . 60
     SECTION 14.15. Purchasers' Liabilities. . . . . . . . . . 61
     SECTION 14.16. Agents' Liabilities. . . . . . . . . . . . 61
     SECTION 14.17. Characterization of the Transaction
                    Contemplated by the Agreement. . . . . . . 61


                           APPENDICES

APPENDIX A          Definitions

APPENDIX B          Calculation of Discount and Reserve


                            SCHEDULES

SCHEDULE 2.03(b)    Special Concentration Limit Certificate

SCHEDULE 6.01(i)    Description of Material Adverse Changes
SCHEDULE 6.01(j)    Description of Litigation
SCHEDULE 6.01(n)    List of Offices of Seller where Records Are
                    Kept

SCHEDULE 6.01(o)    List of Lock-Box Banks

SCHEDULE 6.01(w)    Tradenames

SCHEDULE A-1        Description of Agent's Credit and Collection
                    Policy

                            EXHIBITS

EXHIBIT 3.04(a)     Form of Periodic Report
EXHIBIT 5.01(a)     Form of Certificate of Assignments
EXHIBIT 5.01(h)     Form of Lock-Box Agreement
EXHIBIT 5.01(i)     Form of Opinion of Counsel for Seller
EXHIBIT 5.01(j)     Form of Opinion of Counsel for Agent
EXHIBIT 5.01(o)     Form of Purchase and Sale Agreement

EXHIBIT 12.05 Form of Assignment (for assignment to third party)

                 RECEIVABLES PURCHASE AGREEMENT

                   Dated as of January 5, 1995


      THIS IS A RECEIVABLES PURCHASE AGREEMENT, among THE WACKENHUT CORPORATION ("WACKENHUT"), a Florida corporation ("SELLER"), RECEIVABLES CAPITAL CORPORATION ("RCC") and each of their respective successors and assignees, a Delaware corporation, ENTERPRISE FUNDING CORPORATION, a Delaware corporation ("ENTERPRISE"; and together with RCC, the "PURCHASERS" and each individually a "PURCHASER") and each of their respective successors and assignees, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association ("BOFA"), as agent for RCC, NATIONSBANK OF NORTH CAROLINA, N.A., a national banking association ("NATIONSBANK") as agent for Enterprise (each in such capacity as agent for the specified Purchaser, together with its successors and assigns in each capacity, a "MANAGING AGENT" and together, the "MANAGING AGENTS") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as administrative agent for the Purchasers and the Managing Agents (in such capacity, together with its successors and assigns in such capacity, the "ADMINISTRATIVE AGENT"). Unless otherwise indicated, capitalized terms used in this Agreement are defined in APPENDIX A.


                           BACKGROUND

     1. Seller has, and expects to have, Pool Receivables generated in the ordinary course of its business and in the ordinary course of business of one or more of its wholly-owned subsidiaries a party to that certain Purchase and Sale Agreement pursuant to which each such subsidiary, each referred to herein as an Originator, sells such Pool Receivables to Seller. Seller has requested the Purchasers, and the Purchasers have agreed, subject to the terms and conditions contained in this Agreement, to purchase undivided interests in such Pool Receivables, referred to herein as Undivided Interests, from Seller from time to time during the term of this Agreement.

     2. Seller and the Purchasers also desire that, subject to the terms and conditions of this Agreement, certain of the daily Collections in respect of such Undivided Interests be reinvested in Pool Receivables through the sale by Seller to the Purchasers of additional undivided interests in the Pool Receivables, such daily reinvestment of Collections to be effected by an automatic daily adjustment to each Purchaser's Undivided Interests, and to be intended to permit the Purchasers to maintain their Purchaser's Investments fully invested in uncollected Pool Receivables.

     3. BofA has been requested, and is willing, to act as the Administrative Agent.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:


                                    ARTICLE I

                                 THE COMMITMENT

          SECTION 1.01. COMMITMENT. On the terms and subject to the conditions set forth in this Agreement (including ARTICLE V):

               (a) PURCHASES. Each Purchaser shall severally and not jointly purchase from Seller Undivided Interests (as defined in SECTION 2.01) in an amount equal, for each Purchaser, to such Purchaser's Percentage of each proposed Purchase from time to time during the period from the date hereof to the Purchase Termination Date. Each such purchase is herein called a "PURCHASE". Each Purchase shall be in accordance with
          SECTION 1.03(b). Under no circumstances shall any Purchaser (x) purchase Undivided Interests in excess of its Percentage of each proposed Purchase, (y) Purchase the unfunded portion of any other Purchaser's portion of any proposed Purchase and (z) be required to make any Purchase if the other Purchaser shall not then be purchasing its Percentage of such Purchase (other than to the extent of any required adjustments pursuant to SECTIONS 1.06 AND 1.09). Under no circumstances shall Reinvestments be deemed to be Purchases.

               (b) REINVESTMENTS. Pursuant to SECTION 3.01, during the period from the date hereof to the Purchase Termination Date, Servicer shall cause certain of the Collections in respect of the Undivided Interests to be applied to the purchase of additional undivided interests in Pool Receivables, thereby resulting in an appropriate readjustment of such Undivided Interests. Each such purchase of an additional undivided interest pursuant to SECTION 3.01 is herein called a "REINVESTMENT".

     The Purchasers' obligation to make such Purchases and Reinvestments is herein called the "COMMITMENT".

            SECTION 1.02. PURCHASE AND REINVESTMENT LIMITS. Under no circumstances shall a Purchaser make any Purchase or Reinvestment to the extent that, after giving effect to such Purchase or Reinvestment, as the case may be:

          (a) PURCHASE LIMIT. The Aggregate Total Investments would exceed an amount (the "PURCHASE LIMIT") equal to the lesser of (x) $40,000,000 as such amount may be reduced pursuant to SECTION 1.07 (the "MAXIMUM PURCHASE LIMIT"), and (y) the then Net Pool Balance;

          (b) REQUIRED ALLOCATIONS LIMIT. The Aggregate Required Allocations would exceed an amount (the "REQUIRED ALLOCATIONS LIMIT") equal to 100% of the Net Pool Balance (as defined in SECTION 2.03); or

          (c) the Aggregate Purchaser's Investments of such Purchaser would exceed its Percentage of the Aggregate Total Investments.

          SECTION 1.03. MAKING PURCHASES FROM SELLER. (a) NOTICE OF PURCHASE. Each Purchase from Seller shall be made by each Purchaser and shall be made on notice from Seller to the Administrative Agent received by the Administrative Agent not later than 11:00 a.m. (New York time) on the Business Day next preceding the date of such proposed Purchase. If received by 11:00 a.m. (New York time) the Administrative Agent will notify each Managing Agent by 2:00 p.m. (New York time) of such proposed Purchase. If received after 11:00 a.m. (New York time) by the Administrative Agent or after 2:00 p.m. (New York time) by any Managing Agent such notice shall be deemed provided on the next following Business Day. Each such notice of a proposed Purchase shall specify the desired amount and date of such Purchase and the desired duration of the initial Yield Periods for the resulting Undivided Interests. Each Managing Agent (or, if then funding, an RCC Program Support Provider, an Enterprise Liquidity Provider or Enterprise Credit Support Provider, as applicable) shall select the duration of such initial, and each subsequent, Yield Period with regard to its Purchaser's Percentage of such Purchase in its discretion; provided that each shall use reasonable efforts, taking into account market conditions, to accommodate Seller's preferences.

     (b) AMOUNT OF PURCHASE. The amount of each Purchase shall be equal to the lesser of (x) the amount proposed by Seller pursuant to SECTION 1.03(a) and (y) the maximum amount permitted for each Purchaser under SECTION 1.02.

     (c) FUNDING OF PURCHASE. On the date of each Purchase, each Purchaser shall, upon satisfaction of the applicable conditions set forth in ARTICLE V, make available to its Managing Agent at the address of its office set forth on the signature pages hereto, the amount of its Percentage of such Purchase (determined pursuant to SECTION 1.03(b)) in same day funds, and each such Managing Agent will make such funds immediately available to Seller at such office.

          SECTION 1.04. NUMBER OF UNDIVIDED INTERESTS. The number of Undivided Interests hereunder at any one time, after giving effect to any Purchase, Reinvestment, division or combination, shall not exceed 8 for each Purchaser.

          SECTION 1.05. COMMITMENT TERMINATION DATE. (a) The "COMMITMENT TERMINATION DATE" shall be the earlier to occur of (i) January 6, 1998 (herein, as the same may be extended, called the "SCHEDULED COMMITMENT TERMINATION DATE"), and (ii) the date of termination of the Commitment pursuant to Section 1.07 or 10.02.

     (b) The then Scheduled Commitment Termination Date may be extended from time to time beginning with January 6, 1998, on each January 6 from a January 6 to a January 6, by written notice of request given by Seller to each Managing Agent at least 75 days before such January 6, and written notice of acceptance given by each Managing Agent to Seller not later than 15 days prior to such January 6. No such extension shall be effective unless the related Managing Agent shall provide such notice of acceptance to Seller.

          SECTION 1.06. PURCHASE TERMINATION DATE. As to any Purchaser (a) the "PURCHASE TERMINATION DATE" with respect to such Purchaser shall be the earlier to occur of (i) the Commitment Termination Date and (ii) the date of termination of the Commitment with respect to Purchases by such Purchaser pursuant to SUBSECTIONS (b) OR (c). The occurrence of the Purchase Termination Date as to one Purchaser shall permit the other Purchaser, in its sole discretion, to deem the Purchase Termination Date to have occurred with regard to it.

     (b) The Commitment shall terminate with respect to Purchases by RCC, and RCC shall have no obligation to make any further Purchases or Reinvestments hereunder, on the date of termination of any RCC Program Support Provider commitment under any RCC Program Support Agreement. RCC agrees to give Seller at least 30 days' prior written notice (with a copy to the Managing Agent for Enterprise), unless circumstances shall not permit such 30 days' notice, of the termination of the Commitment with respect to Purchases by RCC pursuant to the foregoing sentence, but failure to give or delay in giving such notice shall not prevent or delay such termination.

     (c) The Commitment shall terminate with respect to Purchases by Enterprise, and Enterprise shall have no obligation to make any further Purchases or Reinvestments hereunder, on the date of termination of the commitment of any (i) Enterprise Liquidity Provider under an Enterprise Liquidity Agreement or (ii) Enterprise Credit Support Provider under an Enterprise Credit Support Agreement. Enterprise agrees to give Seller (with a copy to the Managing Agent for RCC) at least 30 days' prior written notice, unless circumstances shall not permit such 30 days' notice, of the termination of the Commitment with respect to Purchases by Enterprise pursuant to the foregoing sentence, but failure to give or delay in giving such notice shall not prevent or delay such termination.

     (d) In the event that the Purchase Termination Date shall have occurred pursuant to SECTION (a)(ii) above, the Purchase Termination Date shall be deemed to have occurred solely as to the Purchaser providing notification, unless the other Purchaser notifies Seller and the Administrative Agent that such Purchaser also deems the Purchase Termination Date to have occurred with respect to it as of the date specified in its notification. The provisions of
Section 3.01 or Section 3.02, as applicable, shall apply with respect to the terminating Purchaser's Investment until such time as the terminating Purchaser has received the return of its Aggregate Purchaser's Investments, Earned Discount thereon and all other amounts due to such Purchaser, at which time the terminating Purchaser's rights and obligations under this Agreement shall terminate. In such event the Maximum Purchase Limit shall be deemed to be reduced by the amount of the terminating Purchaser's Percentage thereof (and in no event shall exceed $20,000,000) and the remaining Purchaser's Percentage shall be deemed to be 100%.

          SECTION 1.07. VOLUNTARY TERMINATION OF COMMITMENT OR REDUCTION OF MAXIMUM PURCHASE LIMIT. Seller may, upon at least five Business Days' notice to each Agent, terminate the Commitment in whole or reduce in part the unused portion of the Maximum Purchase Limit; PROVIDED, HOWEVER, that (a) each partial reduction shall be in an amount equal to $5,000,000 or an integral multiple thereof and (b) after giving effect to such reduction, the remaining Maximum Purchase Limit will not be less than $20,000,000.

          SECTION 1.08. LIMITATION OF OWNERSHIP INTEREST. Nothing in this Agreement shall be interpreted as providing any Purchaser with an ownership interest in Receivables that are not Pool Receivables.

          SECTION 1.09. SPECIAL UNDIVIDED INTERESTS. Seller shall maintain with each Purchaser at least one Undivided Interest the related Purchaser's Investment of which shall be no less than $4,000,000 (unless otherwise agreed by each Managing Agent) and which shall have a related Yield Period of no more than 35 days ending on the twenty-fourth day of each calendar month (or if such day is not a Business Day, the next succeeding Business Day) and beginning on the last day of the previous Yield Period (provided that the first Yield Period shall begin on the date of the first Purchase hereunder). If on any day the Undivided Interest required to be maintained with each Purchaser pursuant to this SECTION 1.09 shall for any reason have a related Purchaser's Investment as to either such Purchaser of less than $4,000,000, the related Managing Agent for such Purchaser shall manage the Yield Periods related to such Purchaser's other Undivided Interests in a manner such that within 60 days of such day the related Purchaser's Investment of such Undivided Interest required to be maintained pursuant to this SECTION 1.09 shall again equal $4,000,000.

          SECTION 1.10. BENEFITS OF AGREEMENT. Each Purchaser shall be equally and ratably entitled to the benefits of this Agreement, the other Agreement Documents and the Receivables Pool, the Related Security and the Collections without preference, priority or distinction on account of the actual timing of the filing of any financing statements under the UCC, all in accordance with the terms and provisions of this Agreement and the other Agreement Documents.


                                   ARTICLE II

                    UNDIVIDED INTEREST AND PURCHASER'S SHARE

          SECTION 2.01. UNDIVIDED INTEREST. (a) DEFINITION AND COMPUTATION OF UNDIVIDED INTEREST. For purposes of this Agreement, "UNDIVIDED INTEREST" for each Purchaser means, as the context may require (i) an undivided ownership interest, in a percentage determined from time to time as provided in CLAUSE
(ii) below, in (A) all then outstanding Pool Receivables, (B) all Related Security with respect to such Pool Receivables, and (C) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security; and (ii) at any time, the quotient, expressed as a percentage, obtained by dividing the Required Allocation for such Undivided Interest by the Net Pool Balance. Each Undivided Interest shall be computed as follows:

     UI   =    RA   =    PI   +    DF   +  DR  +  LR  +  SFR

               --        -----------------------------------
               NPB                 NPB

WHERE:

     UI   =    the Undivided Interest at any time;

     RA   =    the Required Allocations of such Undivided
               Interest at such time, which shall be an amount at any time equal to the amount of the numerator of the fraction set forth above;

     PI   =    such Purchaser's Investment of such Undivided
               Interest at such time as determined pursuant to
               SECTION 2.02;

     DF   =    the Discount Factor of such Undivided Interest at
               such time, as determined pursuant to PART I of APPENDIX B;

     DR   =    the Dilution Reserve of such Undivided Interest at
               such time, as determined pursuant to PART II of APPENDIX B;

     LR   =    the Loss Reserve of such Undivided Interest at
               such time, as determined pursuant to PART II of APPENDIX B;

     SFR  =    the Servicer's Fee Reserve of such Undivided
               Interest at such time, as determined pursuant to
               PART III of APPENDIX B; and

     NPB  =    the Net Pool Balance at such time, as determined
               pursuant to SECTION 2.03.

The "RELATED" Undivided Interest with respect to any of the foregoing items shall mean the Undivided Interest as to which such item is calculated.

     (b) FREQUENCY OF COMPUTATION OF PURCHASER'S INTEREST. Each Undivided Interest shall initially be computed as of the opening of business of Servicer on the date of Purchase of such Undivided Interest from Seller, and such Undivided Interest shall be recomputed upon receipt of each Periodic Report. Each Managing Agent on behalf of the related Purchaser may at any time request Servicer to recompute its Undivided Interests. In addition, until such Undivided Interest shall be reduced to zero, such Undivided Interest shall be deemed to be automatically recomputed as of the close of business of Servicer on each day (other than a day on which an actual recomputation is done), and, as so recomputed, shall constitute the percentage ownership interest in Pool Receivables held by Purchaser on such day. Such Undivided Interest shall become zero at such time as the related Purchaser shall have received the accrued Earned Discount for such Undivided Interest, shall have recovered the Purchaser's Investment of such Undivided Interest and shall have received all other amounts payable to such Purchaser pursuant to this Agreement in respect of such Undivided Interest and Servicer shall have received the accrued Servicer's Fee for such Undivided Interest. Such Undivided Interest shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made.

          SECTION 2.02. PURCHASER'S INVESTMENT. (a) Subject to SUBSECTIONS (b) and (c), the "Purchaser's Investment" of an Undivided Interest owned by any Purchaser at any time means an amount equal to

          (i) the aggregate of the amounts theretofore paid by the Purchaser thereof to Seller for the acquisition of such Undivided Interest (A) by Purchase pursuant to SECTIONS 1.01(a) and 1.03 and (B) by Reinvestments pursuant to SECTIONS 1.01(b) and 3.01, less

          (ii) the aggregate amount of Collections theretofore received and distributed on account of such Purchaser's Investment pursuant to SECTIONS
     3.01 and 3.02.

     (b) Solely for purposes of calculating the Earned Discount (and each component thereof) with respect to a portion of an Undivided Interest initially owned by RCC or purchased by any RCC Program Support Provider pursuant to RCC's commitment hereunder pursuant to the PROVISO to the definition of "Earned Discount" in APPENDIX B:

          (i) RCC's "PURCHASER'S INVESTMENT" of any portion of an Undivided Interest owned by any RCC Program Support Provider (or any assignee thereof) for RCC or otherwise funded by a Funding for RCC shall be deemed to be the amount paid to RCC by such RCC Program Support Provider as the purchase price of, or the original principal amount loaned or otherwise funded with respect to, such portion (less any portion of such purchase price or principal amount allocable to Earned Discount accrued and unpaid at the time of assignment or Funding), as reduced from time to time by Collections received and distributed to such RCC Program Support Provider (or any such assignee) on account of such Funding (other than any portion allocable to Earned Discounts pursuant to SECTIONS 3.01 and 3.02 or (without duplication) by payments by RCC to any such RCC Program Support Provider in reimbursement of any Funding; and

          (ii) RCC's "PURCHASER'S INVESTMENT" of any other portion of an Undivided Interest shall mean such Purchaser's Investment of such Undivided Interest less the sum of such Purchaser's Investments of all portions of such Undivided Interest described in CLAUSES (i) and (ii) above, calculated in accordance with such CLAUSES (i) and (ii), as applicable.

     (c) Solely for purposes of calculating the Earned Discount (and each component thereof) with respect to a portion of an Undivided Interest purchased or funded by an Enterprise Liquidity Provider or Enterprise Credit Support Provider pursuant to the proviso to the definition of "Earned Discount" in APPENDIX B:

          (i) Enterprise's "PURCHASER'S INVESTMENT" of any portion of an Undivided Interest owned by an Enterprise Liquidity Provider or otherwise funded pursuant to an Enterprise Liquidity Agreement shall be deemed to be the amount paid to Enterprise by such Enterprise Liquidity Provider as the purchase price of, or the original principal amount loaned with respect to, such portion (less any portion of such purchase price or principal amount allocable to Earned Discount accrued and unpaid at the time of purchase or funding by such Enterprise Liquidity Provider), as reduced from time to time by Collections indefeasibly received and distributed to such Enterprise Liquidity Provider on account of such purchase price or principal amount (other than any portion allocable to Earned Discount pursuant to Sections 3.01 and 3.02 hereof);

          (ii) Enterprise's "PURCHASER'S INVESTMENT" of any portion of an Undivided Interest funded under an Enterprise Credit Support Agreement shall be deemed to be the principal amount of the advance or drawing under such Enterprise Credit Support Agreement with respect to such portion (less the amount, if any, of such advance or drawing used to fund Earned Discount accrued and unpaid at the time of the making of such advance or drawing), as reduced by any payments indefeasibly made by Enterprise or the Enterprise Liquidity Provider to the Enterprise Credit Support Provider in reimbursement of such drawing or repayment of such advance, as the case may be (less any amount allocable to such accrued and unpaid Earned Discount); and

          (iii) Enterprise's "PURCHASER'S INVESTMENT" of any other portion of an Undivided Interest shall mean such Purchaser's Investment of such Undivided Interest less the sum of such Purchaser's Investments of all portions of such Undivided Interest described in CLAUSES (i) and (ii) above, calculated in accordance with such CLAUSES (i) and (ii), as applicable.

     (d) The Purchaser's Investment of a Purchaser shall not be considered reduced by any distribution of any portion of Collections if at any time such distribution is rescinded or must otherwise be returned for any reason.

     (e) The "RELATED" Purchaser's Investment of a Purchaser with regard to a Yield Period or Undivided Interest (or portion thereof) means the Purchaser's Investment calculated with regard to such Yield Period or Undivided Interest (or such portion), as the case may be.

          SECTION 2.03. NET POOL BALANCE. (a) The "NET POOL BALANCE" at any time means an amount equal to

          (i) the aggregate Unpaid Balance of the Eligible Receivables in the Receivables Pool at such time, MINUS

          (ii) the aggregate (for all Obligors) of the amounts by which (x) the Unpaid Balance of all Pool Receivables of each Obligor exceeds (y) the Concentration Limit for such Obligor at such time.

     (b) "CONCENTRATION LIMIT" for any Obligor or Government Obligor (Government Obligors in the aggregate may not exceed 15% of the Net Pool Balance at any time as set forth on Schedule 2.03(b)) at any time means the greater of
(x) the Special Concentration Limit, if any, for such Obligor and (y) 2.0% of the Aggregate Unpaid Balance of the Eligible Receivables in the Receivables Pool at such time.

     (c) "SPECIAL CONCENTRATION LIMIT" for any Obligor means the amount designated from time to time as such by the Administrative Agent (with the written consent of both Managing Agents) with regard to any Obligor in a writing in the form of SCHEDULE 2.03(b) delivered to Seller (it being understood that the most recent writing at any time delivered to Seller shall supersede each previous writing).

     (d) In the case of any Obligor which is an Affiliate of any other Obligor, the Concentration Limit, the Special Concentration Limit, if any, and the aggregate Unpaid Balance of Pool Receivables of such Obligors shall be calculated as if such Obligors were one Obligor.

          SECTION 2.04.  SHARES.

     (a) AGGREGATE PURCHASER'S SHARE. Each Purchaser's "AGGREGATE PURCHASER'S SHARE" of Collections of Pool Receivables received (or deemed received) by Seller or Servicer on any day means an amount calculated by the Servicer (subject to recalculation by any Agent) for each such Purchaser equal to the product of

          (i) the amount of all Collections of Pool Receivables received (or deemed received) by Seller or Servicer on such day, TIMES,

          (ii) the Purchasers' Aggregate Required Allocations divided by the Net Pool Balance, TIMES

          (iii)  such Purchaser's Percentage;

PROVIDED THAT, if at any time a Purchaser's Aggregate Purchaser's Investments shall have been reduced to zero and there shall be no other amounts owing to such Purchaser or the related Managing Agent at such time, the other Purchaser's Percentage set forth in clause (iii) shall equal 100%.

     (b) PURCHASER'S SHARE. With respect to each Undivided Interest, the related "PURCHASER'S SHARE" of Collections of Pool Receivables received (or deemed received) by Seller or Servicer on any day means an amount equal to the product of

          (i) the Aggregate Purchaser's Share of Collections calculated for the related Purchaser of such Undivided Interest for such day, TIMES

          (ii) (A) if such day is not a Run Off Day, the quotient of (1) such Undivided Interest on such day, expressed as a decimal divided by (2) all of such Purchaser's Undivided Interests on such day, expressed as a decimal, and

          (B) if such day is a Run Off Day, the quotient of (1) such Undivided Interest on the first Run Off Day to have occurred during the then current Run Off Period, expressed as a decimal, divided by (2) all of such Purchaser's Undivided Interests on such day, expressed as a decimal;

PROVIDED that after such time as an Undivided Interest shall equal zero the Purchaser's Share of Collections therefor shall also equal zero; and PROVIDED, FURTHER, that no Purchaser shall be entitled to any Collections allocated to the other Purchaser's Aggregate Purchaser's Share, whether or not the application of this proviso would result in a shortfall with respect to any amounts then due and payable with respect to any Undivided Interest owned by any Purchaser.

                                   ARTICLE III

                                   SETTLEMENTS

          SECTION 3.01. NON-RUN OFF SETTLEMENT PROCEDURES FOR COLLECTIONS. (a) DAILY PROCEDURE. On each day (other than a Run Off Day) in any Yield Period for any Undivided Interest, Servicer shall deem an amount equal to the related Purchaser's Share but not in excess of such Purchaser's Aggregate Purchaser's Share (as determined in SECTION 2.04) of Collections of Pool Receivables received or deemed received on such day to be received in respect of such Undivided Interest; and

          (i) out of Purchaser's Share of such Collections, hold in trust for the benefit of the Purchaser of such Undivided Interest an amount equal to the related Earned Discount and related Servicer's Fee accrued through such day and not previously so held for the benefit of such Purchaser,

          (ii) apply an amount equal to the remainder of Purchaser's Share of such Collections (the "REMAINING COLLECTIONS") to reduce the related Purchaser's Investment of such Undivided Interest (it being understood that such amount need not be physically paid to such Purchaser under this CLAUSE
     (ii)),

          (iii) Subject to SECTION 3.03, after such reduction, (A) apply such Remaining Collections to the Reinvestment, for the benefit of such Purchaser, of additional undivided interests in Pool Receivables by recomputation of such Undivided Interest pursuant to SECTION 2.01 as of the end of such day, thereby increasing the related Purchaser's Investment, and
     (B) pay to Seller such Remaining Collections.

The recomputed Undivided Interest shall constitute the percentage ownership interest in Pool Receivables on such day held by such Purchaser with regard to such Undivided Interest.

     (b) SETTLEMENT DATE PROCEDURE. On the Settlement Date for each Undivided Interest, for each day in the related Yield Period of such Settlement Period that is not a Run Off Day for such Undivided Interest, out of the related Purchaser's Share of Collections for each such Undivided Interest, Servicer shall deposit to the Managing Agent's account for the Purchaser then owning such Undivided Interest, as described in SECTION 3.05, the amounts set aside as described in SECTION 3.01(a)(i) and the amounts, if any, set aside pursuant to SECTION 3.03(b) or (c) for payment to the related Managing Agent on such Settlement Date; PROVIDED, HOWEVER, that if the related Managing Agent and the Administrative Agent give their respective consent (which consent may be revoked at any time), Servicer may retain amounts which would otherwise be deposited in respect of Servicer's Fee, in which case no distribution shall be made in respect of Servicer's Fee under CLAUSE (c) below.

     (c) ORDER OF APPLICATION. Upon receipt by a Managing Agent of funds distributed pursuant to SUBSECTION (b) in respect of an Undivided Interest owned by the related Purchaser, such Managing Agent shall distribute them first, (i) to the related Purchaser in payment of the accrued and unpaid Earned Discount and Program Fee for such Undivided Interest until paid in full, then (ii) to Servicer in payment of the accrued and unpaid Servicer's Fee payable with respect to such Undivided Interest until paid in full, and (iii) in the case of any amounts set aside pursuant to SECTION 3.03(b) or (c), to the related Purchaser in reduction of the Purchaser's Investment therein.

          SECTION 3.02. RUN OFF SETTLEMENT PROCEDURES FOR COLLECTIONS. (a) DAILY PROCEDURE. On each Run Off Day occurring in any Yield Period for an Undivided Interest, Servicer shall set aside and hold in trust for the related Purchaser, such Purchaser's Share of the Collections of Pool Receivables in respect of such Undivided Interest for such Run Off Day but not in excess of such Purchaser's Aggregate Purchaser's Share and, if requested in writing (a copy of such request to be forwarded to the other Managing Agent simultaneously) by the related Managing Agent (in its sole discretion), by depositing such Collections within one Business Day of Servicer's receipt thereof into a bank account at the Administrative Agent on behalf of such Purchaser in which no other funds shall be deposited (it being understood that, if one Managing Agent so requests, the other Managing Agent shall also be entitled to so request, whether or not a Run Off Day shall have occurred with respect to any Undivided Interest owned by it).

     (b) SETTLEMENT DATE PROCEDURE. On each Settlement Date for each Undivided Interest, if one or more Run Off Days for such Undivided Interest occurred during the related Yield Period for the Settlement Period ending on such Settlement Date for such Undivided Interest, Servicer shall deposit to the account of the Administrative Agent (such deposited funds shall be deemed deposited on behalf of the Managing Agent for the Purchaser then owning such Undivided Interest) for the Purchaser then owning such Undivided Interest, as described in SECTION 3.05, the amounts set aside pursuant to SECTION 3.02(a) out of Purchaser's Share of Collections during such Settlement Period, but not to exceed the sum of (i) the accrued and unpaid Earned Discount, (ii) the Purchaser's Investment of such Undivided Interest, (iii) the aggregate of other amounts owed hereunder by Seller to such Purchaser or the related Managing Agent in respect of such Undivided Interest, and (iv) the accrued Servicer's Fee payable with respect to such Undivided Interest. If no Termination Event or Unmatured Termination Event shall have occurred and be continuing, any amounts set aside pursuant to the first sentence of this SECTION 3.02 and not required to be deposited to the Administrative Agent's account pursuant to the next preceding sentence shall be paid to Seller by Servicer.

     (c) ORDER OF APPLICATION. Upon receipt by a Managing Agent of funds deposited to its account pursuant to SECTION 3.02(b), the Managing Agent shall distribute them (i) to the related Purchaser or such Managing Agent (as the case may be) (A) in payment of the accrued and unpaid Earned Discount and Program Fee for such Undivided Interest, (B) in reduction of the related Purchaser's Investment of such Undivided Interest and (C) in payment of any other amounts owed by Seller hereunder to the related Purchaser or such Managing Agent, in each case until reduced to zero, and (ii) to Servicer in payment of the accrued Servicer's Fee payable with respect to such Undivided Interest, also until reduced to zero. If there shall be insufficient funds on deposit for such Managing Agent to distribute funds in payment in full of the aforementioned amounts, such Managing Agent shall distribute funds on deposit, FIRST, in payment of the Earned Discount and Program Fee for such Undivided Interest, SECOND, in payment of the Servicer's Fee payable with respect to such Undivided Interest, if any, (if Servicer is not Seller or an Affiliate of Seller), THIRD, in reduction of Purchaser's Investment of such Undivided Interest, FOURTH, in payment of any other amounts payable to such Purchaser or such Managing Agent hereunder, and FIFTH, in payment of the Servicer's Fee payable with respect to such Undivided Interest (if Servicer is Seller or an Affiliate of Seller).

          SECTION 3.03. SPECIAL SETTLEMENT PROCEDURES; REDUCTION OF PURCHASER'S INVESTMENT, ETC. (a) DEEMED COLLECTIONS. If on any day

          (i)  the Unpaid Balance of any Pool Receivable is

               (A) reduced as a result of any defective, rejected or returned merchandise or services, any cash discount, or any adjustment by Seller, any Originator or any Affiliate of Seller or any Originator (other than any adjustment permitted by SECTION 8.02(c) unless any Agent or Purchaser shall reasonably object thereto within 30 days of being informed thereof),

               (B) reduced or cancelled as a result of a setoff in respect of any claim by the Obligor thereof against Seller, any Originator or any Affiliate of Seller or any Originator (whether such claim arises out of the same or a related or an unrelated transaction), or

               (C) reduced on account of the obligation of Seller to pay to the related Obligor any rebate or refund; or

          (ii)  any of the representations or warranties of Seller set forth in
     SECTION 6.01(l) or (p) is no longer true with respect to a Pool Receivable,

then, on such day, Servicer shall be deemed to have received a Collection of such Pool Receivable

               (I) in the case of CLAUSE (i) above, in the amount of such reduction or cancellation; and

               (II) in the case of CLAUSE (ii) above, in the amount of the Unpaid Balance of such Pool Receivable.

     (b) UNREINVESTED COLLECTIONS. Collections that may not be reinvested by means of Reinvestments in an Undivided Interest on account of the application of the Required Allocations Limit or the Purchase Limit pursuant to SECTION 2.01 shall be so reinvested as soon as it is possible to do so without violating such Required Allocations Limit or Purchase Limit, as the case may be. To the extent and so long as such Collections may not be so reinvested, Servicer shall hold such Collections ratably intrust for the benefit of the Purchasers and, if requested by the Managing Agent for any Purchaser in its sole discretion (request by one Managing Agent shall be deemed to be request by each Managing Agent unless otherwise notified to Seller by the second Managing Agent), in a separate deposit account at the Administrative Agent containing only such Purchaser's Share of such Collections and no other funds, for payment to each Managing Agent on the next following Settlement Date for application to the related Purchaser's next maturing Undivided Interests.

     (c) SELLER'S REDUCTION OF AGGREGATE TOTAL INVESTMENT. If at any time Seller shall wish to cause the reduction of the Aggregate Total Investment (but not to commence the liquidation,or reduction to zero, of all Undivided Interests), Seller may do so as follows:

          (i) Seller shall give the Agents at least three Business Days' prior written notice thereof (including the amount of such proposed reduction and the proposed date on which such reduction will commence),

          (ii) Seller shall cause the reduction to be allocated ratably among the Purchasers such that each Purchaser shall receive its Percentage of the aggregate amount of such proposed reduction,

          (iii) on the proposed date of commencement of such reduction and on each day thereafter, Servicer shall refrain from reinvesting Remaining Collections in Undivided Interests of each Purchaser until the amount thereof not so reinvested shall equal the desired amount of reduction for each such Purchaser, and

          (iv) Servicer shall hold such Collections for the benefit of the Purchasers, for the ratable payment to the Managing Agents for each Undivided Interest proposed to be reduced in connection herewith, in which such Collections are accumulated, and such amounts shall be applied to reduce each Purchaser's Investment in such Undivided Interests in accordance with the PROVISOS hereto and with regard to any Undivided Interest, the related Purchaser's Investment of such Undivided Interest shall be deemed reduced in the amount to be paid to the Managing Agents only when in fact finally so paid;

PROVIDED that,

          (A) with regard to each Purchaser, any such reduction may only be effected on the last day of the related Yield Period for any Undivided Interest the related Purchaser's Investment in which has been requested to be reduced and only to the extent that after giving effect to any such reduction the remaining Purchaser's Investment of each Purchaser in each such Undivided Interest shall not be less than $1,000,000 (unless Purchaser's Investment of any such Undivided Interest shall thereby be reduced to zero) and shall be in an integral multiple of $100,000,

          (B) if Seller shall commence any voluntary reduction in a Yield Period containing all or a portion of any Run Off Period, Collections not so reinvested shall be treated as if collected on the next following Run Off Day,

          (C) Seller shall use reasonable efforts to attempt to choose a reduction amount, and the date of commencement thereof, so that such reduction shall commence and conclude in the same Yield Period, and

          (D) if two or more Undivided Interests of any Purchaser shall be outstanding at the time of any proposed reduction, such proposed reduction shall be applied, unless the related Managing Agent shall consent otherwise, to the Undivided Interest with the shortest remaining Yield Period.

     (d) ALLOCATIONS OF OBLIGOR'S PAYMENTS. Except as provided in SECTION 3.03(a) or as otherwise required by law or the underlying Contract, all Collections received from an Obligor of any Receivable shall be applied to Receivables then outstanding of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable; PROVIDED, HOWEVER, that, if payment is designated by such Obligor for application to specific Receivables, it shall be applied to such specified Receivables.

     (e) DEPOSIT TO COLLECTION ACCOUNT. Notwithstanding anything herein to the contrary, the Administrative Agent upon request of any Managing Agent or any Purchaser may require Seller and Servicer (or their designees or successors) at any time (such instruction shall be deemed given upon the occurrence and continuance of a Termination Event), to deposit all Collections of Pool Receivables received (including, without limitation, received by any Lock-Box
Bank) to an account established at the Administrative Agent (the "COLLECTION ACCOUNT") within one Business Day of receipt thereof. Such Collections shall be applied by the Administrative Agent in accordance with the provisions of this Agreement, including SECTIONS 3.01, 3.02 or

3.03 hereof. Servicer (or its designee or successor) shall notify the Agents of the amount of funds deposited in the Collection Account not received from Pool Receivables and shall remit such funds as soon as practicable after such notification to such account as Servicer (or its designee or successor) shall designate.

     (f) CERTAIN REQUIRED DEPOSITS. Notwithstanding anything in this Agreement to the contrary, if at any time any Purchaser's Share of Collections is at such time being paid to such Purchaser in reduction of such Purchaser's Undivided Interest, and at such time the other Purchaser's Share of Collections shall not then be required to be paid over in reduction of such Purchaser's Investment in an Undivided Interest, such other Purchaser's Share of Collections in an amount equal to the amount of reduction in the first Aggregate Purchaser's Investments shall be deposited into a bank account at the Administrative Agent on behalf of such other Purchaser for application to such Purchaser's next maturing Undivided Interests. Interest earnings on such bank account shall be for the account of the Seller.

          SECTION 3.04. REPORTING. (a) On or prior to the twentieth day of each month (or if such day is not a Business Day, the next succeeding Business Day), Servicer shall prepare and forward to the Managing Agents a Periodic Report (including a certification that no Termination Event or Unmatured Termination Event shall have occurred) relating to all Undivided Interests owned by the Purchasers, as of the close of business of Servicer on the next preceding Month End Date.

     (b) On or prior to each Settlement Date, Seller will advise the Managing Agents and, if Seller is not Servicer, Servicer of each Run Off Day occurring during the Settlement Period ending on such Settlement Date.

     (c) On or prior to each Purchase or Reinvestment hereunder, Seller shall permanently mark in the computer records for each Receivable subject to such Purchase or Reinvestment that such Receivable is subject to the interest of the Purchasers hereunder.

          SECTION 3.05. PAYMENTS AND COMPUTATIONS, ETC. (a) Unless otherwise required pursuant to this Agreement, all amounts to be paid or deposited by Seller hereunder shall be paid or deposited in accordance with the terms hereof no later than noon (New York time) on the day when due in lawful money of the United States of America in same day funds to accounts specified by the Administrative Agent and located at 231 South LaSalle Street, Chicago, Illinois. If the Administrative Agent shall have received such funds by noon (New York time) it shall forward the portion of the funds deposited that are due to the Purchasers by 3:00 p.m. (New York time) on such day and if received after noon (New York time), on the next following Business Day.

     (b) Seller or Servicer, as applicable, shall, to the extent permitted by law, pay to the applicable Agent interest on all amounts not paid or deposited when due hereunder at 2% PER ANNUM above the Alternate Reference Rate, payable on demand, PROVIDED, HOWEVER, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. Such interest shall be retained by the applicable Agent except to the extent that such failure to make a timely payment or deposit has continued beyond the date for distribution by the applicable Agent of such overdue amount to the related Purchaser, if any, or any other Person having an interest in such overdue amount, in which case such interest accruing after such date shall be for the account of, and distributed by the applicable Agent, to such Persons ratably in accordance with their respective interests in such overdue amount.

     (c) All computations of interest, Earned Discount, Negative Spread Fee and any other fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed.

               SECTION 3.06. DIVIDING OR COMBINING UNDIVIDED INTERESTS.

     (a) DIVISION OF UNDIVIDED INTERESTS. Each Managing Agent may at any time, as of the last day of any Yield Period for any then existing Undivided Interest owned by its related Purchaser, divide such existing Undivided Interest on such last day into two or more new Undivided Interests, each such new Undivided Interest having a Purchaser's Investment as designated by such Managing Agent and all such new Undivided Interests collectively having aggregate Purchaser's Investments equal to the Purchaser's Investment of such existing Undivided Interest.

     (b) COMBINATION OF UNDIVIDED INTERESTS. Each Managing Agent may at any time, as of the last day of any Yield Period for two or more existing Undivided Interests owned by its related Purchaser, on or before the date of any proposed Purchase of an Undivided Interest pursuant to SECTIONS 1.01 and 1.04 by the related Purchaser, on such last day or such date of Purchase, as the case may be, combine into one new Undivided Interest such existing and/or proposed Undivided Interests or any combination thereof, such new Undivided Interest having a Purchaser's Investment equal to the aggregate Purchaser's Investments of such Undivided Interests so combined.

     (c) EFFECT OF DIVISION OR COMBINATION. On and after any division or combination of Undivided Interests as described above, each of the new Undivided Interests resulting from such division, or the new Undivided Interest resulting from such combination, as the case may be, shall be a separate Undivided Interest having a Purchaser's Investment as set forth above, and shall take the place of such existing Undivided Interest or Undivided Interests or proposed Undivided Interest, as the case may be, in each case under and for all purposes of this Agreement.

          SECTION 3.07.  TREATMENT OF COLLECTIONS AND DEEMED COLLECTIONS.
Seller shall forthwith deliver to Servicer all Collections deemed received by Seller pursuant to SECTION 3.03(a), and Servicer shall hold or distribute such Collections as Earned Discount, accrued Servicer's Fee, repayment of Purchaser's Investment, etc. to the same extent as if such Collections had actually been received on the date of such delivery to Servicer. If Collections are then being paid to the Administrative Agent, or lock boxes or accounts directly or indirectly owned or controlled by the Administrative Agent, Servicer shall forthwith cause such deemed Collections to be ratably paid to the Administrative Agent or to such lock boxes or accounts, as applicable. So long as Seller shall hold any Collections or deemed Collections required to be paid to Servicer or the Administrative Agent, it shall hold such Collections in trust and separate and apart from its own funds and shall clearly mark its records to reflect such trust.

                                   ARTICLE IV

                            FEES AND YIELD PROTECTION

           SECTION 4.01. FEES. (a) ADMINISTRATIVE AGENT'S FEES. Fees payable to the Administrative Agent for its own account payable on such dates and in such amounts set forth in the letter dated January 5, 1995 from the Administrative Agent to Seller (the "FEE LETTER").

     (b) FACILITY FEE. From the date hereof, until the date following the Commitment Termination Date, on which Aggregate Total Investments shall be reduced to zero, Seller shall pay to each Managing Agent a facility fee ("FACILITY FEE") for each day in such period equal, for each Purchaser, to the product of (x) its related Purchaser's Percentage of the Maximum Purchase Limit on each such day TIMES (y) .15% TIMES (z) 1/360. Such Facility Fee shall be paid in arrears on the first Business Day of each month for the preceding calendar month and on the date, following the Commitment Termination Date, when such Purchaser's Aggregate Purchaser's Investments shall have been reduced to zero, in the amount of such Facility Fee that shall have accrued during the calendar month or other period then ending and which shall not have been previously paid. The Managing Agents shall have the right to change the percentage set forth in clause (y) in their reasonable discretion hereof on each anniversary of the date hereof upon 30 days notice to the Seller.

     (c) PROGRAM FEE. From the date hereof until the date, following the Commitment Termination Date, on which Aggregate Total Investments shall be reduced to zero, Seller shall pay to each Purchaser a program fee ("PROGRAM FEE") for each day in such period equal, for each Purchaser, to the product of
(x) the

Aggregate Purchaser's Investments of such Purchaser on such day, TIMES (y) .20%, TIMES (z) 1/360. Such Program Fee shall be paid in arrears on the first Business Day of each month for the preceding calendar month and on the date, following the Commitment Termination Date, when such Purchaser's Aggregate Purchaser's Investments shall have been reduced to zero, in the amount of such Program Fee that shall have accrued during the calendar month or other period then ending and which shall not have been previously paid.

     (d) NOTE FEE. From the date hereof until the date, after the Commitment Termination Date, on which the Aggregate Purchaser's Investments shall be reduced to zero, Seller shall pay to each Managing Agent for the account of the related Purchaser a note issuance fee ("NOTE FEE") in an amount equal to the product of (x) the greater of the amount of the per-note fee (currently $15) paid or payable by such Purchaser to the issuing agent and depositary for the Commercial Paper Notes for the authentication and delivery of each Commercial Paper Note, as notified by Purchaser to Seller and Servicer from time to time, TIMES (y) the number of Commercial Paper Notes issued by such Purchaser to fund its Undivided Interests hereunder during the period for which such Note Fee is payable, as notified by such Purchaser to Seller and Servicer; PROVIDED THAT, if such Commercial Paper Notes shall at any time become "book-entry" Notes, the "Note Fee" therefor shall equal $30 per trade. Such Note Fee shall be paid in arrears on the first Business Day of each month for the preceding calendar month for the number of Commercial Paper Notes issued to fund the Undivided Interests owned by each Purchaser during the preceding calendar month for which no Note Fee shall have theretofore been paid. Each Purchaser shall notify Seller and Servicer at least one Business Day prior to the end of each calendar month of the number of Commercial Paper Notes issued by such Purchaser to fund its Undivided Interests hereunder during such calendar month.

     (e) DEALER FEE. The dealer fee is set forth in clause (ii) of the definition of Commercial Paper Rate.

     SECTION 4.02. YIELD PROTECTION. (a) If (i) Regulation D or (ii) any Regulatory Change occurring after the date hereof

          (A) shall subject an Affected Party to any tax, duty or other charge with respect to any Undivided Interest owned by or funded by it or any obligations or right to make Purchases or Reinvestments or to provide funding therefor, or shall change the basis of taxation of payments to the Affected Party of any Purchaser's Investments or Earned Discount owned by, owed to or funded by it or any other amounts due under this Agreement in respect of any Undivided Interest owned by or funded by it or its obligations or rights, if any, to make Purchases or Reinvestments or to provide funding therefor (except for changes in the rate of tax on the overall net income of such Affected Party imposed by the United States of America, by the jurisdiction in which such Affected Party's principal executive office is located and, if such Affected Party's principal executive office is not in the United States of America, by the jurisdiction where such Affected Party's principal office in the United States is located); or

          (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Federal Reserve Board, but excluding any reserve included in the determination of Earned Discount), special deposit or similar requirement against assets of any Affected Party, deposits or obligations with or for the account of any Affected Party or with or for the account of any affiliate (or entity deemed by the Federal Reserve Board to be an affiliate) of any Affected Party, or credit extended by any Affected Party; or

          (C) shall change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party; or

          (D) shall impose any other condition affecting any Undivided Interest owned or funded by any Affected Party, or its obligations or rights, if any, to make Purchases or Reinvestments or to provide funding therefor; or

          (E) shall impose on any Affected Party any other expense (including attorneys' fees and litigation costs)

and the result of any of the foregoing is or would be

          (x) to increase the cost to (or in the case of Regulation D referred to above, to impose a cost on) (I) an Affected Party funding or making or maintaining any Purchases or Reinvestments, any purchases, reinvestments, or loans or other extensions of credit under any RCC Program Support Agreement, or any Funding, or under the Enterprise Liquidity Agreement or Enterprise Credit Support Agreement, as applicable or any commitment of such Affected Party with respect to any of the foregoing, or (II) any Agent for continuing its, or Seller's, or any Originator's relationship with any Purchaser,

          (y) to reduce the amount of any sum received or receivable by an Affected Party under this Agreement or the Certificate of Assignments, or under the Enterprise Liquidity Agreement, the Enterprise Credit Support Agreement, or any RCC Program Support Agreement with respect thereto, or

          (z) in the sole determination of such Affected Party, to reduce the rate of return on the capital of an Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which such Affected Party could otherwise have achieved, then within thirty days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis of such demand), Seller shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost or such reduction; PROVIDED THAT, such demand shall be made only with regard to amounts accruing not more than six months prior to the earlier of (x) such demand being made upon Seller and (y) notification of Seller pursuant to PARAGRAPH (b) below.

          (b) Each Affected Party will promptly notify Seller and the Agent of any event of which it has knowledge which will entitle such Affected Party to compensation pursuant to this SECTION 4.02; PROVIDED, HOWEVER, no failure to give or delay in giving such notification shall adversely affect the rights of any Affected Party to such compensation.

          (c)  In determining any amount provided for or referred to in this
     SECTION 4.02, an Affected Party may use any reasonable averaging and attribution methods that it (in its sole discretion) shall deem applicable. Any Affected Party when making a claim under this SECTION 4.02 shall submit to Seller a statement as to such increased cost or reduced return (including calculation thereof in reasonable detail), which statement shall, in the absence of manifest error, be conclusive and binding upon Seller.

                                    ARTICLE V

                             CONDITIONS OF PURCHASES

          SECTION 5.01. CONDITIONS PRECEDENT TO INITIAL PURCHASE. The initial Purchase hereunder is subject to the condition precedent that each Agent shall have received, on or before the date of such Purchase, the following, each (unless otherwise indicated) dated such date and in form and substance satisfactory to each Agent (subject to approval by the RCC Program Support Provider, the Enterprise Liquidity Provider and Enterprise Credit Support Provider):

          (a) A Certificate of Assignments for each Purchaser in substantially the form attached hereto as EXHIBIT 5.01(a);

          (b) A copy of the resolutions of the Board of Directors of Seller approving this Agreement, the Purchase and Sale Agreement, the Certificate of Assignments and the other Agreement Documents to be delivered by it hereunder and the transactions contemplated hereby, certified by its Secretary or Assistant Secretary;

          (c) Good standing certificates for Seller and each Originator issued by the Secretary of State of Florida;

          (d) A certificate of the Secretary or Assistant Secretary of each of Seller and each Originator certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement, the Purchase and Sale Agreement, the Certificate of Assignments and the other Agreement Documents to be delivered by them hereunder (on which certificate each Agent and each Purchaser may conclusively rely until such time as each Agent shall receive from Seller or the applicable Originator, as applicable, a revised certificate meeting the requirements of this SUBSECTION (d));

          (e) The Articles of Incorporation of each of Seller and each Originator, duly certified by the Secretary of State of Florida, as of a recent date acceptable to each Agent, together with a copy of the By-laws of each of Seller and each Originator, duly certified by the Secretary or an Assistant Secretary of Seller and such Originator, as applicable;

          (f)  Acknowledgment copies of proper Financing Statements (Form UCC-
     1), filed on or prior to the date of the initial Purchase, naming (i) each Originator as debtor/seller, Seller as secured party/purchaser and Purchaser as assignee and filed in connection with transactions contemplated by the Purchase and Sale Agreement and (ii) Seller as the debtor/seller of Receivables or an undivided interest therein and Purchasers as the secured party/purchaser, or other, similar instruments or documents, as may be necessary or, in the opinion of the Managing Agents, desirable under the UCC or any comparable law of all appropriate jurisdictions to perfect Purchaser's interests in all Undivided Interests assigned to it or otherwise created or arising hereunder;

          (g) A search report provided in writing to each Agent by LEXIS Document Services, listing all effective financing statements that name Seller or any Originator as debtor and that are filed in the jurisdictions in which filings were made pursuant to SUBSECTION (f) above and in such other jurisdictions that any Agent shall reasonably request, together with copies of such financing statements (none of which shall cover any Receivables or Contracts or interests therein or Collections or proceeds of any thereof);

          (h) Duly executed copies of Lock-Box Agreements with each of the Lock-Box Banks, in substantially the form attached hereto as EXHIBITS 5.01(h);

          (i) A favorable opinion of associate General Counsel for Seller, each Originator and Servicer, in substantially the form of EXHIBIT 5.01(i);

          (j) A favorable opinion of Faegre & Benson, counsel for BofA as Administrative Agent and as Managing Agent, substantially in the form of
     EXHIBIT 5.01(j);

          (k) Such sublicenses as the Administrative Agent shall require with regard to all programs leased by Seller, any Originator or Servicer and used in the servicing of the Receivables Pool;

          (l) Such powers of attorney as the Administrative Agent shall reasonably request to enable the Administrative Agent to collect all amounts due under any and all Pool Receivables;

          (m)  A Periodic Report as of the most recent Month End Date;

          (n) A report from Coopers & Lybrand or other independent certified public accountants or other auditors acceptable to each Agent, with respect to the application of certain procedures to Seller's books and records relating to the Pool Receivables;

          (o) Evidence (i) of the execution and delivery by Seller and each Originator of the Purchase and Sale Agreement (substantially in the form attached hereto as EXHIBIT 5.01(o)) and each other Agreement Document to be executed and delivered in connection therewith and (ii) that each of the conditions precedent to the execution, delivery and effectiveness of the Purchase and Sale Agreement and each other Agreement Document has been satisfied;

          (p) Executed Letter Agreement (Segregation of Funds) of even date herewith among Wackenhut, BofA and NationsBank;

          (q) A computer tape or disc containing such information relating to each of the Pool Receivables the subject of the first Purchase hereunder as is satisfactory to the Managing Agents; and

          (r) Evidence of the payment of all fees required to be paid prior to closing.

          SECTION 5.02. CONDITIONS PRECEDENT TO ALL PURCHASES AND REINVESTMENTS. Each Purchase (including the initial Purchase) and each Reinvestment hereunder shall be subject to the further conditions precedent ("CONDITIONS PRECEDENT") that on the date of such Purchase or Reinvestment the following statements shall be true (and Seller by accepting the amount of such Purchase or by receiving the proceeds of such Reinvestment shall be deemed to have certified that):

          (a) The representations and warranties contained in SECTION 6.01 and in the Purchase and Sale Agreement are correct on and as of such day as though made on and as of such day and shall be deemed to have been made on such day,

          (b) No event has occurred and is continuing, or would result from such Purchase or Reinvestment, that constitutes a Termination Event or Unmatured Termination Event,

          (c)  After giving effect to each proposed Purchase or Reinvestment,
     (i) Aggregate Total Investments will not exceed the Purchase Limit, (ii) Aggregate Required Allocations will not exceed the Required Allocations Limit and (iii) the Aggregate Purchaser's Investments of the Purchaser making such Purchase would not exceed its Percentage of the Aggregate Total Investments, and

          (d)  The Commitment Termination Date shall not have occurred;

PROVIDED, HOWEVER, the absence of the occurrence and continuance of an Unmatured Termination Event shall not be a Condition Precedent to any reinvestment being made with the proceeds of Collections that were, on the same day, applied in reduction of the Aggregate Purchaser's Investments.

          SECTION 5.03. ADDITIONAL CONDITION PRECEDENT TO PURCHASES. Each Purchase (including the initial Purchase) shall be subject to the further condition precedent that the Purchase Termination Date shall not have occurred.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

          SECTION 6.01. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants as follows:

          (a) ORGANIZATION AND GOOD STANDING. Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Florida, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, all necessary power, authority, and legal right to acquire and own the Pool Receivables.

          (b) DUE QUALIFICATION. Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals.

          (c) POWER AND AUTHORITY; DUE AUTHORIZATION. Seller (i) has all necessary power, authority and legal right to

(A) execute and deliver this Agreement, the Certificate of Assignments and other Agreement Documents, (B) carry out the terms of the Agreement Documents, and (C) sell and assign Undivided Interest on the terms and conditions herein provided and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and the other Agreement Documents and the sale and assignment of the Undivided Interests on the terms and conditions herein provided.

     (d) VALID SALE; BINDING OBLIGATIONS. This Agreement constitutes a valid sale, transfer, and assignment of Undivided Interests to the Purchasers, enforceable against creditors of, and purchasers from, Seller; and this Agreement constitutes, and each other Agreement Document to be signed by Seller when duly executed and delivered will constitute, a legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (e) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the other Agreement Documents and the fulfillment of the terms hereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the articles of incorporation or by-laws of Seller, or any indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument to which Seller is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of Seller's properties pursuant to the terms of any such indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument, other than this Agreement and the Certificate of Assignments, or (iii) violate any law or order, rule, or regulation applicable to Seller of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over Seller or any of its properties.

     (f) NO PROCEEDINGS. There are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement, the Certificate of Assignments or any other Agreement Documents, (ii) seeking to prevent the sale and assignment of any Undivided Interest, the issuance of the Certificate of Assignments or the consummation of any of the other transactions contemplated by this Agreement or any other Agreement Document, (iii) seeking any determination or ruling that might materially and adversely affect (A) the performance by Seller or Servicer of its obligations under this Agreement, or (B) the validity or enforceability of this Agreement, the Certificate of Assignments, any other Agreement Document, the Receivables or the Contracts or (iv) seeking to adversely affect the federal income tax attributes of the Purchases hereunder or the Certificate of Assignments.

          (g) BULK SALES ACT. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

          (h) GOVERNMENT APPROVALS. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Seller of this Agreement, the Certificate of Assignments or any other Agreement Document, except for the filing of the UCC Financing Statements referred to in Article V, all of which, at the time required in Article V, shall have been duly made and shall be in full force and effect.

          (i) FINANCIAL CONDITION. (x) The consolidated balance sheets of Seller and its consolidated subsidiaries as at September 30, 1994, and the related statements of income and shareholders' equity of Seller and its consolidated subsidiaries for the fiscal year then ended, copies of which have been furnished to the Agent, fairly present the consolidated financial condition, business, business prospects and operations of Seller and its consolidated subsidiaries as at such date and the consolidated results of the operations of Seller and its consolidated subsidiaries for the period ended on such date all in accordance with generally accepted accounting principles consistently applied, and (y) since September 30, 1994 there has been no material adverse change in any such condition, business, business prospects or operations except as described in Schedule 6.01(i).

          (j) LITIGATION. No injunction, decree or other decision has been issued or made by any court, governmental agency or instrumentality thereof that prevents, and no threat by any person has been made to attempt to obtain any such decision that would prevent, Seller from conducting a significant part of its business operations, except as described in
     Schedule 6.01(j).

          (k) MARGIN REGULATIONS. The use of all funds obtained by Seller under this Agreement will not conflict with or contravene any of Regulations G, T, U and X promulgated by the Board of Governors of the Federal Reserve System from time to time.

     (l) QUALITY OF TITLE. Each Pool Receivable, together with the related Contract and all purchase orders and other agreements related to such Pool Receivable, is owned by Seller free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by a Purchaser (or any assignee thereof) or by any Agent) and restriction on assignment, except as provided herein; when a Purchaser makes a Purchase, it shall have acquired and shall continue to have maintained a valid and perfected first priority undivided percentage ownership interest to the extent of its Undivided Interest in each Pool Receivable and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by a Purchaser (or any assignee thereof) or by any Agent) except as provided hereunder; and no effective financing statement or other instrument similar in effect covering any Pool Receivable, any interest therein, the Related Security or Collections with respect thereto is on file in any recording office except such as may be filed (i) in favor of Seller in accordance with the Contracts,
(ii) in favor of a Purchaser or any Agent in accordance with this Agreement or in connection with any Adverse Claim arising solely as the result of any action taken by a Purchaser (or any assignee thereof) or by the Agent, or (iii) in favor of BofA or NationsBank, or any successor, as described in SECTION 11.01.
     (m) ACCURATE REPORTS. No Periodic Report (if prepared by Seller, or to the extent that information contained therein was supplied by Seller), information, exhibit, financial statement, document, book, record or report furnished or to be furnished by Seller to any Agent or Purchaser in connection with this Agreement was or will be inaccurate in any material respect as of the date it was or will be dated or (except as otherwise disclosed to any such Agent or Purchaser, as the case may be, at such time) as of the date so furnished, or contained or will contain any material misstatement of fact or omitted or will omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

     (n) OFFICES. The chief place of business and chief executive office of Seller are located at the address of Seller referred to in SECTION 13.02, and the offices where Seller keeps all of its books, records, and documents evidencing Pool Receivables, the related Contracts and all purchase orders and other agreements related to such Pool Receivables are located at the addresses specified in SCHEDULE 6.01(n) (or at such other locations, notified to the Agents in accordance with SECTION 7.01(f), in jurisdictions where all action required by SECTION 8.05 has been taken and completed).

     (o) LOCK-BOX ACCOUNTS. The names and addresses of all the Lock-Box Banks, together with the account numbers of the lock-box accounts of Seller or Servicer at such Lock-Box Banks, are specified in SCHEDULE 6.01(o) (or have been notified to the Agents in accordance with SECTION 7.03(d)).

     (p) ELIGIBLE RECEIVABLES. Each Receivable included in the Net Pool Balance as an Eligible Receivable on the date of any Purchase or Reinvestment shall be an Eligible Receivable on such date.

     (q) SERVICING PROGRAMS. Any and all programs used by Seller in the servicing of the Receivables Pool are owned by it and not leased or licensed.

     (r) TRANSFERS. No purchase of an interest in Receivables by a Purchaser from Seller or by Seller from any Originator constitutes a fraudulent transfer or fraudulent conveyance or is otherwise void or voidable under similar laws or principles, the doctrine of equitable subordination or for any other reason.

     (s) PURCHASE AND SALE AGREEMENT. Each of the representations and warranties made by Seller and each Originator in the Purchase and Sale Agreement is true and correct as of the date or dates made.

     (t) SOLVENCY. Immediately after giving effect to Seller's and the Originators' obligations now or hereafter arising pursuant to any Agreement Document and to each transaction contemplated thereby, Seller and each Originator will each be Solvent.

     (u) USE OF PROCEEDS. Neither Seller nor any Originator will use the proceeds of the Purchases hereunder to acquire a security in a transaction subject to Section 13 or 14 of the Securities Exchange Act of 1934.

     (v) TAX. Seller has filed each and every tax return required to be filed by it in each jurisdiction in which it is required to do so and has paid in each such jurisdiction all taxes required to be paid by it on a consolidated basis.

     (w) TRADENAMES, ETC. As of the date hereof: (A) the Seller's chief executive office is located at the address set forth under its signature to this Agreement; and (B) the Seller has, within the last five (5) years, used only the tradenames identified in Exhibit 6.01(w) hereto, and, within the last five (5) years, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy).

     (x) NO TERMINATION EVENT. No event has occurred and is continuing and no condition exists which constitutes a Termination Event or an Unmatured Termination Event.

     (y) ERISA. The Seller is in compliance in all material respects with ERISA and there exists no lien in favor of the Pension Benefit Guaranty Corporation on any of the Receivables.

                                   ARTICLE VII

                           GENERAL COVENANTS OF SELLER

     SECTION 7.01. AFFIRMATIVE COVENANTS OF SELLER. From the date hereof until the date, following the Commitment Termination Date, on which all Undivided Interests shall be reduced to zero, Seller will, unless each Agent shall otherwise consent in writing:

          (a) COMPLIANCE WITH LAWS, ETC. Comply in all material respects with all applicable laws, rules, regulations and orders with respect to the Pool Receivables and related Contracts.

          (b) PRESERVATION OF CORPORATE EXISTENCE. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect (i) the interests of any Agent or Purchaser hereunder or (ii) the ability of Seller or Servicer to perform their respective obligations hereunder.

          (c) FIELD REVIEWS. (i) At any time and from time to time during regular business hours, permit any Agent, or its agents or representatives,
     (A) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of Seller relating to Pool Receivables, including, without limitation, the related Contracts and purchase orders and other agreements, and (B) to visit the offices and properties of Seller for the purpose of examining such materials described in CLAUSE (i) (A) next above, and to discuss matters relating to Pool Receivables or Seller's performance hereunder with any of the officers or employees of Seller having knowledge of such matters; and (ii) without limiting the provisions of CLAUSE (i) next above, from time to time on request of any Agent, permit Coopers & Lybrand or other certified public accountants or other auditors acceptable to the Agents to conduct, at Seller's expense, a review of Seller's books and records with respect to the Pool Receivables.

          (d) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each new Pool Receivable and all Collections of and adjustments to each existing Pool Receivable); such records to be retained by Servicer for such periods as are usual and customary and in accordance with the Agent's Credit and Collection Policy.

          (e) PERFORMANCE AND COMPLIANCE WITH RECEIVABLES AND CONTRACTS. At its expense timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables and all purchase orders and other agreements related to such Pool Receivables.

          (f) LOCATION OF RECORDS. Keep its chief place of business and chief executive office, and the offices where it keeps its records concerning the Pool Receivables, all related Contracts and all purchase orders and other agreements related to such Pool Receivables (and all original documents relating thereto), at the address(es) of Seller referred to in Section 6.01(n) or, upon 30 days' prior written notice to each Agent, at such other locations in jurisdictions where all action required by Section 8.05 shall have been taken and completed.

          (g) AGENT'S CREDIT AND COLLECTION POLICIES. Comply in all material respects with the Agent's Credit and Collection Policy in regard to each Pool Receivable and the related Contract.

          (h) COLLECTIONS. Instruct all Obligors to cause all Collections of Pool Receivables to be deposited directly with a Lock-Box Bank.

          (i) RIGHTS UNDER PURCHASE AND SALE AGREEMENT. Exercise all of its rights under or in connection with the Purchase and Sale Agreement to the fullest extent thereof except to the extent otherwise consented to in writing by each Agent.

          SECTION 7.02. REPORTING REQUIREMENTS OF SELLER. From the date hereof until the date, following the Commitment Termination Date, on which all Undivided Interests shall be reduced to zero and all other amounts owing hereunder shall have been paid, Seller will, unless each Agent shall otherwise consent in writing, furnish to each Agent:

          (a) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of Seller, copies of Seller's quarterly financial reports, on Form 10-Q, as filed with the Securities and Exchange Commission (or if Seller is no longer required to file such Form 10-Q, Seller shall furnish such financial reports containing the information typically found on Form 10-Q, certified by the vice president and treasurer, chief financial officer or chief accounting officer of Seller; together with a certificate from such officer certifying that no Termination Event or Unmatured Termination Event has occurred and containing a computation of, and showing compliance with, the financial restrictions contained in SECTION 7.03;

          (b) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within 90 days after the end of each fiscal year of Seller, a copy of Seller's Annual Report, on Form 10-K, as filed with the Securities and Exchange Commission (or if Seller is no longer required to file such Form 10-K, Seller shall furnish such financial reports containing information typically found on Form 10-K) and as reported on by nationally recognized independent certified public accountants on a consolidated (for the Originator only) basis; together with a copy of the year-end financial statements of each Originator (which need not be reported by independent certified accountants); and together with a certificate from vice president and treasurer, chief financial officer or chief accounting officer of Seller certifying that no Termination Event or Unmatured Termination Event has occurred and containing a computation of, and showing compliance with, the financial restrictions contained in SECTION 7.03;

          (c) REPORTS TO HOLDERS AND EXCHANGES. In addition to the reports required by SUBSECTIONS (a) and (b) next above, promptly upon any Agent's request, copies of any reports specified in such request which Seller sends to any of its security holders, and any reports or registration statements that Servicer files with the Securities and Exchange Commission or any national securities exchange other than registration statements relating to employee benefit plans and to registrations of securities for selling security holders;

          (d) ERISA. Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event defined in
     Article IV of ERISA which Seller or any Originator files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which Seller or any Originator receives from the Pension Benefit Guaranty Corporation;

          (e) TERMINATION EVENTS. As soon as possible and in any event within five days after the occurrence of each Termination Event and each Unmatured Termination Event, written statement of the vice president and treasurer, chief financial officer or chief accounting officer of Seller setting forth details of such Event and the action that Seller proposes to take with respect thereto;

          (f) LITIGATION. As soon as possible and in any event within three Business Days of Seller's or any Originator's knowledge thereof, notice of
     (i) any litigation, investigation or proceeding which may exist at any time which could have a material adverse effect on the business, operations, property or financial condition of Seller or any Originator or impair the ability of Seller or any Originator to perform its obligations under this Agreement and (ii) any material adverse development in previously disclosed litigation; and

          (g) PURCHASE AND SALE AGREEMENT. Promptly after receipt thereof, copies of all documents and other information delivered by any Originator to Seller pursuant to the Purchase and Sale Agreement.

          (h) OTHER. Promptly, from time to time, such other information (including a listing by Obligor of all Pool Receivables), documents, records or reports respecting the Receivables or the condition or operations, financial or otherwise, of Seller as any Agent may from time to time reasonably request in order to protect the interests of such Agent or any Purchaser under or as contemplated by this Agreement.

          SECTION 7.03. NEGATIVE COVENANTS OF SELLER. From the date hereof until the date, following the Commitment Termination Date, on which all Undivided Interests shall be reduced to zero and all other amounts owing hereunder shall have been paid, Seller will not, without the prior written consent of each Agent:

          (a) SALES, LIENS, ETC. Except as otherwise provided herein, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Pool Receivable or related Contract or Related Security, or any interest therein, or any lock-box account to which any Collections of any Pool Receivable are sent, or any right to receive income from or in respect of any of the foregoing.

          (b) EXTENSION OR AMENDMENT OF RECEIVABLES. Except as otherwise permitted in SECTION 8.02, extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto unless such extension, amendment or modification does not affect the collectibility of the related Receivable.

          (c) CHANGE IN BUSINESS OR AGENT'S CREDIT AND COLLECTION POLICY. Make any change in the character of its business or in the Agent's Credit and Collection Policy.

          (d) CHANGE IN PAYMENT INSTRUCTIONS TO OBLIGORS. Add or terminate any bank as a Lock-Box Bank from those listed in SCHEDULE 6.01(o) or make any change in its instructions to Obligors regarding payments to be made to Servicer or Servicer or payments to be made to any Lock-Box Bank, unless the Agents shall have received notice of such addition, termination or change and duly executed copies of Lock-Box Agreements with each new Lock-Box Bank in a form satisfactory to the Managing Agents.

          (e) AMENDMENTS TO PURCHASE AND SALE AGREEMENT. Amend, supplement, waive the application of any provision of, amend and restate or otherwise modify the Purchase and Sale Agreement except in each case (i) in accordance with the terms thereof and (ii) with the prior written consent of each Agent.

          (f) FIXED CHARGE COVERAGE RATIO. At any time fail to keep and maintain the ratio ("FIXED CHARGE COVERAGE RATIO") of Net Income Available for Fixed Charges, determined as of the last day of each fiscal quarter for the immediately preceding Four-Quarter Period, to Fixed Charges for such Four-Quarter Period, at not less than 1.60:1.00.

          (g) CONSOLIDATED NET WORTH. At any time fail to keep and maintain Consolidated Net Worth at an amount greater than or equal to sum of (i) $60,000,000 (or, if the Seller shall establish a reserve in respect of the anticipated sale of Seller's Headquarters, $60,000,000 minus the amount of such reserve, but in no event shall the resulting Consolidated Net Worth be less than $55,000,000) plus, (ii) 50% of Consolidated Net Income (or if such Consolidated Net Income is a deficit then no change) for the period from October 2, 1994 to and including the date of determination, plus (iii) 75% of the net proceeds to the Seller from the sale of shares of the Seller's capital stock.

          (h) CONSOLIDATED FUNDED DEBT TO TOTAL CAPITALIZATION. At any time permit the Seller's Consolidated Funded Debt to exceed 60% of its Total Capitalization.

          (i) SOURCE OF BUSINESS. At any time permit more than 50% of Seller's aggregate consolidated revenues to be derived from businesses other than from the protective and/or correctional services business.

          (j) MERGERS, ACQUISITIONS, LINE OF BUSINESS. Be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets, or any stock of any class of, or any partnership or joint venture interest in any other Person, or, except in the ordinary course of its business, sell transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse, any receivables (other than pursuant hereto), or permit any Subsidiary to do any of the foregoing, PROVIDED, HOWEVER, that:

               (A) any Subsidiary may merge or consolidate with or into Seller or any wholly-owned Subsidiary so long as in any merger or consolidation involving Seller, Seller shall be the surviving or continuing corporation;

               (B) Seller may consolidate or merge with any other corporation if (1) either (x) Seller shall be the surviving or continuing corporation or (y) the surviving corporation is organized and existing under the laws of the United States of America or any state thereof or the District of Columbia and such continuing or surviving corporation expressly assumes in writing, in form and substance satisfactory to the Agent, all obligations of Seller under this Agreement, (2) at the time of such consolidation or merger and after giving effect thereto no Unmatured Termination Event or Termination Event shall have occurred and be continuing and (3) after giving effect to such consolidation or merger Seller or such surviving corporation, as the case may be, could incur at least $1.00 of additional Consolidated Funded Debt without causing Consolidated Funded Debt to exceed 60% of Total Capitalization;

               (C) any Subsidiary may sell, lease or otherwise dispose of all or any substantial part of its assets to Seller or any wholly-owned Subsidiary; and

               (D) Seller and each Subsidiary may enter into, any agreement, contract or arrangement, providing for the acquisition of any Person or all or substantially all of the assets of any Person (however structured); but if the amount to be paid exceeds $5,000,000, Seller may do so only if it shall, at least 30 days prior to consummation of such transaction, have furnished to each Agent a certificate of an authorized financial officer of Seller (x) certifying that after giving effect to such acquisition no Unmatured Termination Event or Termination Event will have occurred hereunder, and (y) containing calculations conclusively demonstrating that after giving effect to the proposed transaction, and for the prior twelve months, if the transaction had been consummated at the beginning of such twelve month period, Seller will not be, and would not have been, in violation of any covenant contained in SECTIONS 7.03(f) and 7.03(g) hereof.

          (k) CORPORATE IDENTITY. At any time change its name, identity, corporate structure or location unless at least 10 days prior thereto Seller shall have delivered to the Administrative Agent UCC financing statements or other statements amending or otherwise modifying UCC financing statements filed hereunder in order to maintain a first perfected ownership interest in the Purchasers hereunder.

                                  ARTICLE VIII

                          ADMINISTRATION AND COLLECTION

          SECTION 8.01. DESIGNATION OF SERVICER. (a) SELLER AS INITIAL SERVICER. The servicing, administering and collection of the Pool Receivables shall be conducted by the Person designated as Servicer hereunder ("SERVICER") from time to time in accordance with this SECTION 8.01. Until the Administrative Agent gives to Seller a Successor Notice (as defined in SECTION 8.01(b)), Seller is hereby designated as, and hereby agrees to perform the duties and obligations of, Servicer pursuant to the terms hereof.

     (b) SUCCESSOR NOTICE; SERVICER TRANSFER EVENTS. Upon Seller's receipt of a notice from the Administrative Agent (provided with the written consent of the Managing Agents) of the Administrative Agent's designation of a new Servicer (a "SUCCESSOR NOTICE"), Seller agrees that it will terminate its activities as Servicer hereunder in a manner that the Agents believe will facilitate the transition of the performance of such activities to the new Servicer, and the Administrative Agent (or its designee) shall assume, until a new Servicer is appointed or designated, each and all of Seller's said obligations to service and administer such Receivables, on the terms and subject to the conditions herein set forth, and Seller shall use its best efforts to assist the Administrative Agent (or its designee) in assuming such obligations. The Administrative Agent will not give Seller a Successor Notice until after the occurrence of any Termination Event listed in any of CLAUSES (a), (e), (f),
(g),(h), (i), (j) or (k) of SECTION 10.01 or any event which, in the reasonable opinion of the Administrative Agent (with the consent of both Managing Agents), could have a material adverse effect on Seller's ability to perform its obligations as Servicer hereunder(any such Termination Event or other event being herein called a "SERVICER TRANSFER EVENT"), in which case such Successor Notice may be given at any time in the Administrative Agent's discretion or upon direction by any Managing Agent. If Seller disputes the occurrence of a Servicer Transfer Event, Seller may take appropriate action to resolve such dispute; PROVIDED that Seller must terminate its activities hereunder as Servicer and allow the newly designated Servicer to perform such activities on the date provided by the Administrative Agent as described above, notwithstanding the commencement or continuation of any proceeding to resolve the aforementioned dispute. The Administrative Agent may at any time after the occurrence of a Servicer Transfer Event designate, with the consent of the Managing Agents, any other Person as successor Servicer hereunder. If at any time the Administrative Agent shall be servicing hereunder, upon the transfer of servicing by the Administrative Agent to any successor Servicer, the Administrative Agent shall no longer perform the duties of Servicer and shall have no further obligations or liabilities whatsoever in respect thereof.

     (c) Subcontracts. Servicer may, with the prior consent of the Agents, subcontract with any other person for servicing,administering or collecting the Pool Receivables, provided that Servicer shall remain liable for the performance of the duties and obligations of Servicer pursuant to the terms hereof.

          SECTION 8.02. DUTIES OF SERVICER. (a) APPOINTMENT; DUTIES IN GENERAL. Each of Seller, each Purchaser and each Agent hereby appoints as its agent Servicer, as from time to time designated pursuant to SECTION 8.01, to enforce its rights and interests in and under the Pool Receivables, the Related Security and the Contracts. Servicer shall take or cause to be taken all such actions as may be necessary or advisable in accordance with the Agent's Credit and Collection Policy or otherwise at the direction or with the consent of the Agents to collect each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence. Servicer shall adopt the Agent's Credit and Collection Policy for the servicing of the Pool Receivables.

     (b) ALLOCATION OF COLLECTIONS; SEGREGATION. Servicer shall set aside for the account of Seller and each Purchaser their respective allocable shares of the Collections of Pool Receivables in accordance with SECTIONS 3.01 and 3.02 but shall not be required (unless otherwise requested by any Agent, and subject to SECTION 3.07) to segregate the funds constituting such portions of such Collections, or to segregate the respective allocable shares of RCC, RCC Program Support Providers on the onehand, and Enterprise and the Enterprise Liquidity Provider and the Enterprise Credit Support Provider on the other hand, as applicable, prior to the remittance thereof in accordance with said Sections. If instructed by any Agent, Servicer shall segregate and deposit with the Administrative Agent such allocable shares of Collections of Pool Receivables, set aside for the Purchasers, RCC Program Support Providers, the Enterprise Liquidity Provider and Enterprise Credit Support Provider and any other assignee from any Purchaser of any Undivided Interest, on the first Business Day following receipt by Servicer of such Collections in immediately available funds.

     (c) Modification of Receivables. So long as no Termination Event or Unmatured Termination Event shall have occurred and be continuing, Seller, while it is Servicer, may, strictly in accordance with the Agent's Credit and Collection Policy, (i) extend the maturity or adjust the Unpaid Balance of any Defaulted Receivable as it may determine to be appropriate to maximize Collections thereof; PROVIDED THAT, after giving effect to such extension of maturity, the Aggregate Required Allocations will not exceed the Required Allocations Limit, and (ii) adjust the Unpaid Balance of any Receivable to reflect the reductions or cancellations described in the first sentence of SECTION 3.03(a).

     (d) DOCUMENTS AND RECORDS. Seller shall, and shall cause each Originator, to deliver to Servicer, and Servicer shall hold in trust for Seller, each Originator and the Purchasers in accordance with their respective interests, all documents,instruments and records (including, without limitation, computer tapes or disks) that evidence or relate to Pool Receivables.

     (e) CERTAIN DUTIES TO SELLER. Servicer shall, as soon as practicable following receipt, turn over to Seller (i) that portion of Collections of Pool Receivables representing its undivided interest therein, less, in the event Seller is no longer Servicer, all reasonable and appropriate out-of-pocket costs and expenses of Servicer of servicing, General. Each of Seller, each Purchaser and each Agent hereby appoints as its agent Servicer, as from time to time designated pursuant to Section 8.01, to enforce its rights and interests in and under the Pool Receivables, the Related collecting and administering the Pool Receivables to the extent not covered by the Servicer's Fee received by it, and
(ii) the Collections of any Receivable which is not a Pool Receivable.
Servicer, if other than Seller, shall, as soon as practicable upon demand,deliver to Seller all documents, instruments and records in its possession that evidence or relate to Receivables of Seller other than Pool Receivables, and copies of documents, instruments and records in its possession that evidence or relate to Pool Receivables.

     (f) Upon the occurrence of any Lock-Box Control Event (as such term is defined in the Letter Agreement (Segregation of Funds) of even date herewith among Wackenhut, BofA and NationsBank), Servicer shall deliver to the Administrative Agent,in its capacity as Lock-Box Segregation Agent thereunder, a list,referred to in such Letter Agreement as the Identification List,setting forth those Collections held by Servicer and by each Lock-Box Bank and received prior to said Business Day, and designating such Collections as Collections in respect of Pool Receivables or as Collections not subject to this Agreement.
The Segregation Agent's duties shall be governed solely by the terms of such Letter Agreement and no other duties or terms shall be implied therein.

          SECTION 8.03. RIGHTS OF THE AGENTS. (a) NOTICE TO OBLIGORS. At any time the Administrative Agent upon request by a Managing Agent or otherwise (after notice to Seller or Servicer)may notify the Obligors of Pool Receivables, or any of them, of the ownership of Undivided Interests by the Purchasers.


     (b) NOTICE TO LOCK-BOX BANKS. At any time following the earliest to occur of (i) the occurrence of a Termination Event,(ii) any of the Conditions Precedent shall not be satisfied and any Agent shall have requested implementation of the Settlement procedures set forth in SECTION 3.02, and (iii) the warranty in SECTION 6.01(i) shall no longer be true, the Administrative Agent is hereby authorized to give notice to the Lock-Box Banks, as provided in the Lock-Box Agreements, of the transfer to the

Administrative Agent of dominion and control over the lock-box accounts to which the Obligors of Pool Receivables make payments. Seller hereby transfers to the Administrative Agent, effective when the Administrative Agent shall give notice to the Lock-Box Banks as provided in the Lock-Box Agreements, the exclusive dominion and control over such lock-box accounts, and shall take any further action that the Administrative Agent (whether upon request of any Managing Agent or otherwise) may reasonably request to effect such transfer.

     (c) RIGHTS ON SERVICER TRANSFER EVENT. At any time following the designation of a Servicer other than Seller pursuant to SECTION 8.01:

          (i) The Administrative Agent (with the written consent of the Managing Agents) may direct the Obligors of Pool Receivables, or any of them, to pay all amounts payable under any Pool Receivable directly to the Administrative Agent or its designee.

          (ii) Seller shall, and shall direct each Originator to, at the Administrative Agent's request (with the written consent of the Managing Agents) and at Seller's expense, give notice of such ownership to each said Obligor and direct that payments be made directly to the Administrative Agent or its designee.

          (iii) Seller shall, and shall direct each Originator to, at the Administrative Agent's request (with the written consent of the Managing Agents), (A) assemble all of the documents, instruments and other records (including, without limitation, computer programs, tapes and disks) which evidence the Pool Receivables, and the related Contracts and Related Security, or which are otherwise necessary or desirable to collect such Pool Receivables, and shall make the same available to the Administrative Agent at a place selected by the Administrative Agent or its designee, and
     (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool Receivables in a manner acceptable to the Administrative Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee.

          (iv) Each of Seller and the Purchasers hereby authorizes the Administrative Agent to take any and all steps in Seller's name and on behalf of Seller and the Purchasers which are necessary or desirable, in the determination of the Administrative Agent, to collect all amounts due under any and all Pool Receivables, including, without limitation, endorsing Seller's name on checks and other instruments representing Collections and enforcing such Pool Receivables and the related Contracts.

          SECTION 8.04. RESPONSIBILITIES OF SELLER. Anything herein to the contrary notwithstanding:

          (a) Seller shall, and shall cause each Originator to, (i) perform all of its obligations under the Contracts related to the Pool Receivables and under the related purchase orders and other agreements to the same extent as if Undivided Interests had not been sold hereunder and the exercise by any Agent of its rights hereunder shall not relieve Seller from such obligations and (ii) pay all taxes as and when due.

          (b) Neither any Agent nor any Purchaser shall have any obligation or liability with respect to any Pool Receivables, Contracts related thereto or any other related purchase orders or other agreements, nor shall any of them be obligated to perform any of the obligations of Seller or any Originator thereunder.

          (c) Seller hereby grants to the Administrative Agent, for the benefit of the Managing Agents and the Purchasers, and the Administrative Agent grants to Servicer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of Seller all steps which are necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by Seller or transmitted or received by any Purchaser (whether or not from Seller) in connection with any Receivable.

          SECTION 8.05. FURTHER ACTION EVIDENCING PURCHASES. (a) Seller will, and will cause each Originator to, from time to time, at its expense, promptly execute and deliver all further instruments and documents, and take all further action that any Agent may reasonably request in order to perfect, protect or more fully evidence the Purchases hereunder and the resulting Undivided Interests, or to enable the Purchasers or the Agents to exercise or enforce any of their respective rights hereunder or under the Certificate of Assignments. Without limiting the generality of the foregoing, Seller will upon the request of any Agent: execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate and will maintain such procedures as are necessary to permit daily identification of Pool Receivables and Eligible Receivables;

     (b) Seller hereby authorizes the Administrative Agent to file one or more financing or continuation statements on behalf of and for the benefit of the Purchasers, and amendments thereto and assignments thereof, relative to all or any of the Pool Receivables and the Related Security now existing or hereafter arising in the name of Seller. If Seller fails to perform any of its agreements or obligations under this Agreement, the Administrative Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation,and the expenses of the Administrative Agent incurred in connection therewith shall be payable by Seller as provided in SECTION 13.01.

     (c) Without limiting the generality of SUBSECTION (a), Seller will, not earlier than six (6) months and not later than three (3) months from the fifth anniversary of the date of filing of the financing statement referred to in
SECTION 5.01 (f) or any other financing statement filed pursuant to this Agreement or in connection with any Purchase hereunder, unless the Commitment Termination Date shall have occurred and all Undivided Interests shall have been reduced to zero

          (i) execute and deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement; and

          (ii) deliver or cause to be delivered to the Agents an opinion of the counsel for Seller referred to in SECTION 5.01(i) (or other counsel for Seller reasonably satisfactory to the Agents), in form and substance reasonably satisfactory to the Agents, confirming and updating the opinion delivered pursuant to SECTION 5.01(i) with respect to the matters set forth in paragraph no. 7 of EXHIBIT 5.01(i) and otherwise to the effect that all of the Undivided Interests hereunder continue to be first and prior perfected security interests.

          SECTION 8.06. APPLICATION OF COLLECTIONS. Any payment by an Obligor in respect of any indebtedness owed by it to Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless the Agent instructs otherwise, be applied as a Collection of any Pool Receivable or Receivables of such Obligor to the extent of any amounts then due and payable thereunder before such payment is applied to any other indebtedness of such Obligor.

                                   ARTICLE IX

                                SECURITY INTEREST

          SECTION 9.01. GRANT OF SECURITY INTEREST. To secure all obligations of Seller arising in connection with this Agreement, the Certificate of Assignments and each other Agreement Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, Indemnified Amounts, payments on account of Collections received or deemed to be received, fees and Earned Discount, in each case PRO RATA according to the respective amounts thereof, Seller hereby ratably (in proportion to their respective Aggregate Purchaser's Investments) assigns and grants to each Purchaser a security interest in all of Seller's (i) right, title and interest (including specifically any undivided interest retained by Seller hereunder) now or hereafter existing in, to and under all the Pool Receivables, the Related Security and all Collections with regard thereto and
(ii) rights, remedies, powers and privileges under and in respect of the Purchase and Sale Agreement.

          SECTION 9.02. FURTHER ASSURANCES. The provisions of SECTION 8.05 shall apply to the security interest granted under SECTION 9.01 as well as to the Purchases and all Undivided Interests hereunder.

          SECTION 9.03. REMEDIES. Upon the occurrence of a Termination Event, Purchaser shall have, with respect to the collateral granted pursuant to SECTION 9.01, and in addition to all other rights and remedies available to the Purchasers or the Agents under this Agreement or other applicable law, all the rights and remedies of a secured party upon default under the UCC.

                                    ARTICLE X

                               TERMINATION EVENTS

          SECTION 10.01. TERMINATION EVENTS. If any of the following events ("TERMINATION EVENTS") shall occur:

          (a) (i) Servicer (if Seller) shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in CLAUSE
     (ii) next following) and such failure shall remain unremedied for five Business Days or (ii) Servicer (if Seller) or Seller (if not Servicer) shall fail to make any payment or deposit to be made by it hereunder when due; or

          (b) Any representation or warranty made or deemed to be made by Seller, Servicer or any Originator (or any of their respective officers) under or in connection with this Agreement, any other Transaction Document or any Periodic Report or other information or report delivered pursuant hereto shall prove to have been false or incorrect in any material respect when made and, if such condition shall be amenable to remedy, such condition shall continue unremedied for a period of ten Business Days after
     (i) written notice thereof by any Agent or (ii) Seller, Servicer or such Originator has actual knowledge thereof.

          (c) Seller, Servicer or any Originator shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Transaction Document on their respective parts to be performed or observed and any such failure shall remain unremedied for five Business
     Days after the date on which the Seller,   Servicer or such Originator knew
     or should have known of such failure; or

          (d) A default shall have occurred and be continuing under any instrument or agreement evidencing, securing or providing for the issuance of indebtedness for borrowed money in excess of $5,000,000 of, or guaranteed by, Seller, Servicer, any Originator or of any Affiliate of either thereof, which default if unremedied, uncured, or unwaived (with or without the passage of time or the giving of notice or both) would permit acceleration of the maturity of such indebtedness and such default shall have continued unremedied, uncured or unwaived for a period long enough to permit such acceleration and any notice of default required to permit acceleration shall have been given; or any default under any agreement or instrument relating to the purchase of receivables of Seller, any Originator or of any Affiliate of either thereof, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default is to terminate, or permit the termination of, the commitment of any party to such agreement or instrument to purchase receivables or the right of Seller to reinvest in receivables the principal amount paid by any party to such agreement or instrument for interest in receivables; or

          (e) An Event of Bankruptcy shall have occurred and remained continuing with respect to Seller, Servicer, any Originator or any Affiliate of any thereof; or

          (f) (i) Any litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings not disclosed in writing by Seller to each Agent and Purchaser prior to the date of execution and delivery of this Agreement is pending against Seller, Servicer, any Originator or any Affiliate of any thereof, or (ii) any material development not so disclosed has occurred in any litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings so disclosed, which, in the case of CLAUSE (i) or (ii), in the opinion of any Agent, is likely to materially adversely affect the financial position or business of Seller, Servicer, any Originator or any Affiliate of any thereof or impair the ability of Seller or Servicer to perform its obligations under this Agreement; or

          (g) After any Settlement Date, the Aggregate Required Allocations shall exceed the Required Allocations Limit; or

          (h)  The Losses to Liquidations Ratio exceeds 2%; or

          (i)  Three-Month Default Ratio at any time exceeds 6%; or

          (j) Three-Month Dilution Ratio at any time exceeds 4% (it being understood and agreed that the Managing Agents may modify such percentage after the expiration of six months from the date hereof based upon the actual dilution experience during such six months period); or

          (k) There shall have occurred any event which materially adversely affects the collectibility of the Pool Receivables or there shall have occurred any other event which materially adversely affects the ability of Seller, any Originator or Servicer to collect Pool Receivables or the ability of Seller or Servicer to perform hereunder or the warranty in
     Section 6.01(i) (y) shall not be true at any time; or

          (l) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any of the assets of Seller, Servicer, any Originator or any Affiliate and such lien shall not have been released within 30 days, or the Pension Benefit Guaranty Corporation shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of the Employee Retirement Income Security Act of 1974 with regard to any of the assets of Seller, Servicer or any Originator; or

          (m)  A Purchase and Sale Termination Event shall have occurred; or

          (n) The Wackenhut Family shall at any time, directly or indirectly, control less than 33 1/3% of the voting securities of Seller, Servicer or any Originator.

          (o) Purchasers fail for any reason to have a perfected first priority security interest as described in Section 9.01; or

          (p) The Required Allocations shall at any time exceed the Required Allocations Limit.

          SECTION 10.02. REMEDIES. (a) OPTIONAL TERMINATION. Upon the occurrence of a Termination Event (other than a Termination Event described in SUBSECTION (a), (e), (f), or (p) of SECTION 10.01), either Managing Agent shall, at the request, or may with the consent, of its related Purchaser, by notice to Seller declare the Commitment Termination Date to have occurred.

     (b) AUTOMATIC TERMINATION. Upon the occurrence of a Termination Event described in SUBSECTION (a), (e), (f) or (p) of SECTION 10.01, the Commitment Termination Date shall be deemed to have occurred automatically upon the occurrence of such event; PROVIDED HOWEVER, that with respect to any proceeding instituted against Seller pursuant to 11 U.S.C. Section 303 (an "INVOLUNTARY FEDERAL PROCEEDING"), the settlement procedures described in SECTION 3.02 shall become applicable upon the commencement of such Proceeding and no further Purchases or Reinvestments of Collections shall be made; and provided, further, that if such Involuntary Federal Proceeding is dismissed within 60 days after its commencement, and if no other Termination Event has occurred, then following such dismissal, the Commitment shall be reinstated as if the Commitment Termination Date had not occurred upon the commencement of such Involuntary Federal Proceeding.

     (c) ADDITIONAL REMEDIES. Upon any termination of the Facility pursuant to this SECTION 10.02, the Agents and the Purchasers shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative. Without limiting the foregoing or the general applicability of ARTICLE XII hereof, (i) the occurrence of a Termination Event shall not deny to any Purchaser any remedy in addition to termination of the Commitment to which such Purchaser may be otherwise appropriately entitled, whether at law or in equity, and (ii) following the occurrence of any Termination Event a Purchaser may (without the Seller's consent) elect to assign to any Person any Undivided Interest owned by such Purchaser.


                                   ARTICLE XI

                                   THE AGENTS

          SECTION 11.01. AUTHORIZATION AND ACTION. Each Purchaser hereby appoints and authorizes its related Managing Agent and the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Managing Agents hereby appoint and authorize the Administrative Agent to take such action as agent on their respective behalfs and to exercise such powers under this Agreement as are delegated to the Administrative Agent hereunder, together with such powers as are reasonably incidental thereto. The provisions of this ARTICLE XI are solely for the benefit of appropriate Agents and the Purchasers and Seller shall not have any rights as a third-party beneficiary or otherwise under any of the provisions hereof. In performing their functions and duties hereunder, the Managing Agents and the Administrative Agent, respectively, shall act solely as the agent, in the case of the Managing Agents, for its respective Purchaser and, in the case of the Administrative Agent, for the Managing Agents, and do not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller or any Originator or any of their respective successors and assigns. The Administrative Agent shall distribute all Collections and other amounts received or acquired by it hereunder on behalf of the Purchasers or their respective Managing Agents to such Purchasers or Managing Agents in accordance with SECTIONS 3.01 and 3.02. Enterprise has separately appointed NationsBank as its Managing Agent.

          SECTION 11.02. AGENTS' RELIANCE, ETC. Neither any Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or such Agent under or in connection with this Agreement (including, without limitation, the servicing, administering or collecting Pool Receivables as Servicer pursuant to
SECTION 8.01), except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Agent: (a) may consult with legal counsel (including counsel for Seller), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Purchaser or any other holder of any interest in Pool Receivables and shall not be responsible to any Purchaser or any such other holder for any statements, warranties or representations made in or in connection with this Agreement; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of Seller or to inspect the property (including the books and records) of Seller; (d) shall not be responsible to any Purchaser or any other holder of any interest in Pool Receivables for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Certificate of Assignments or any Agreement Document; and
(e) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 11.03. AGENTS AND AFFILIATES. BofA and NationsBank and their respective Affiliates may generally engage in any kind of business with Seller, Servicer, any Originator or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of Seller or any Obligor or any of their respective Affiliates, all as if BofA and NationsBank were not Agents and without any duty to account therefor to any Purchaser or any other holder of an interest in Pool Receivables.

                                   ARTICLE XII

                       ASSIGNMENT OF PURCHASER'S INTEREST

          SECTION 12.01. RESTRICTIONS ON ASSIGNMENTS. (a) Neither Seller nor any Purchaser may assign its rights hereunder or any interest herein without the prior written consent of the Agents, and no Purchaser may assign any Undivided Interest (or portion thereof) to any Person without the prior written consent of Seller; PROVIDED, HOWEVER, that

          (i) RCC may assign, or grant a security interest in, any Undivided Interest (or portion thereof) owned by it to BofA, any RCC Program Support Provider (or any successor of any thereof by merger, consolidation or otherwise), any Affiliate of BofA, any RCC Program Support Provider (which may then assign any such Undivided Interest (or portion thereof) so assigned or any interest therein to such party or parties as it may choose);

          (ii) Enterprise may assign or grant a security interest in, any Undivided Interest (or portion thereof) owned by it to NationsBank, the Enterprise Liquidity Provider or the Enterprise Credit Support Provider (or any successor thereof by merger, consolidation or otherwise), any Affiliate of Enterprise (including any securitization vehicle managed by NationsBank) or such Enterprise Liquidity Provider or Enterprise Credit Support Provider (which may then assign any such Undivided Interest (or portion thereof) so assigned or any interest therein to such party or parties as it may choose); and

          (iii) Each Purchaser may assign and grant a security interest in any interest in, to and under any Undivided Interest owned by it, this Agreement and the other Agreement Documents to BofA or NationsBank, as applicable, as collateral agent or collateral trustee, and any successor in such capacity, to secure each such Purchaser's obligations under or in connection with its Commercial Paper Notes, in the case of RCC, any RCC Program Support Agreement, and in the case of Enterprise, the Enterprise Liquidity Agreement, the Enterprise Credit Support Agreement and certain other obligations of any Purchaser incurred in connection with the funding of the Purchases and Reinvestments hereunder, which assignment and grant of a security interest shall not be considered an "assignment" for purposes of
     SECTION 12.01(b), SECTION 12.03 or 12.04 or, prior to the enforcement of such security interest, for purposes of any other provision of this Agreement.

     (b) Seller agrees to advise the Agents within five Business Days after notice to Seller of any proposed assignment by a Purchaser of any Undivided Interest (or portion thereof), not otherwise permitted under SUBSECTION (a), of Seller's consent or non-consent to such assignment. If Seller does not consent to such assignment, such Purchaser may immediately assign such Undivided Interest (or portion thereof), in the case of RCC, to BofA, the RCC Program Support Providers or any Affiliate of BofA or the RCC Program Support Providers and in the case of Enterprise, to NationsBank, the Enterprise Liquidity Provider or the Enterprise Credit Support Provider or any Affiliate of NationsBank, the Enterprise Liquidity Provider or the Enterprise Credit Support Provider. All of the aforementioned assignments shall be upon such terms and conditions as such Purchaser and the assignee may mutually agree.

          SECTION 12.02. RIGHTS OF ASSIGNEE. Upon the assignment by the Purchaser of any Undivided Interest (or portion thereof) owned by it in accordance with this ARTICLE XII, (a) the assignee receiving such assignment shall have all of the rights of such Purchaser hereunder with respect to such Undivided Interest (or such parties thereof) and (b) all references to such Purchaser in SECTION 4.02 shall be deemed to apply to such assignee to the extent of its interest the related Purchaser's Investment and the related Collections.

          SECTION 12.03 AUTHORIZATION OF MANAGING AGENT. Each Purchaser authorizes its Managing Agent to, and the Managing Agent agrees that it shall, endorse the Certificate(s) of such Purchaser to reflect any assignments made pursuant to this Article XII or otherwise.

          SECTION 12.04. NOTICE OF ASSIGNMENT. Each Purchaser shall provide notice to Seller and the Agents of any assignment of any Undivided Interest (or portion thereof) by such Purchaser to any assignee.

          SECTION 12.05. EVIDENCE OF ASSIGNMENT; ENDORSEMENT OF CERTIFICATE. Any assignment of any Undivided Interest (or portion thereof) to any Person may be evidenced by an instrument of assignment in the form of EXHIBIT 12.05 or by such other instrument(s) or document(s) as may be satisfactory to the selling Purchaser, the Agents and the assignee. Each Purchaser authorizes its related Managing Agent to, and such Managing Agent agrees that it shall, endorse its Certificate of Assignments to reflect any assignments made pursuant to this
ARTICLE XII or otherwise.

          SECTION 12.06. RIGHTS OF SUPPORT PROVIDERS. Seller hereby agrees that, upon notice to Seller, any RCC Program Support Provider, the Enterprise Liquidity Provider, the Enterprise Credit Support Provider and the collateral agent or collateral trustee referred to in SECTION 12.01 (collectively, the "ASSIGNEE PARTIES", each an "ASSIGNEE PARTY"), or any of them, may exercise all the respective rights of BofA and NationsBank (or RCC or Enterprise, as applicable) respectively hereunder, with respect to Undivided Interests, and Collections with respect thereto, which have been assigned (or in which a security interest has been granted) to such Assignee Party, with respect to all Undivided Interests (or portions thereof), and Collections with respect thereto, which are owned by RCC or Enterprise, as applicable (and not subject to an assignment or a separate security interest in favor of such RCC Program Support Provider under an RCC Program Support Agreement with such RCC Program Support Provider or the Enterprise Liquidity Provider or Enterprise Credit Support Provider), and all other rights and interests of RCC or Enterprise, as applicable in, to or under this Agreement or any other Agreement Document. Without limiting the foregoing, upon such notice such Assignee Party may request Servicer to segregate its allocable shares of Collections, in accordance with
SECTION 8.02(a), may give a Successor Notice pursuant to SECTION 8.01(a), may give or require the Administrative Agent to give notice to the Lock-Box Banks as referred to in SECTION 8.03(a), and may direct the Obligors of

Pool Receivables to make payments in respect thereof directly to an account designated by them (provided that such Assignee Party shall designate a single account for the making of such payments with respect to any Pool Receivable), in each case, to the same extent as BofA or NationsBank (or RCC or Enterprise, as the case may be) might have done.


                                  ARTICLE XIII

                                 INDEMNIFICATION

          SECTION 13.01. INDEMNITIES BY SELLER. (a) GENERAL INDEMNITY. Without limiting any other rights which any such Person may have hereunder or under applicable law, Seller hereby agrees to indemnify each of the Agents, the Purchasers, each RCC Program Support Provider, the Enterprise Liquidity Support Provider, the Enterprise Credit Support Provider, BofA, NationsBank, each of BofA's and NationsBank's Affiliates, their respective successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each an "Indemnified Party"), forthwith on demand from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys fees and disbursements (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") awarded against or incurred by any of them arising out of or relating to this Agreement or the ownership or funding of any Undivided Interest or in respect of any Receivable or any Contract, EXCLUDING, HOWEVER, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party or (b) recourse (except as otherwise specifically provided in this Agreement) for Defaulted Receivables. Without limiting the foregoing, Seller shall indemnify each Indemnified Party for Indemnified Amounts arising out of or relating to:

          (i) the transfer by Seller of any interest in any Receivable other than the transfer of an Undivided Interest to a Purchaser pursuant to this Agreement and the grant of a security interest to the Purchasers pursuant to SECTION 9.01;

          (ii) the breach of any representation or warranty made by Seller (or any of its officers) under or in connection with this Agreement, any other Transaction Document, any Periodic Report or any other information or report delivered by Seller pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made and any losses, if any, relating to Receivables included in the Receivables Pool as Eligible Receivables that were 60 days or more past due on the date of their inclusion and any amounts relating to dilutions on Eligible Receivables included in the Receivables Pool;

          (iii) the failure by Seller to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, or the nonconformity of any Pool Receivable or the related Contract with any such applicable law, rule or regulation;

          (iv) the failure to vest and maintain vested in any Purchaser an undivided percentage ownership interest, to the extent of each Undivided Interest owned by it hereunder, in the Receivables in, or purporting to be in, the Receivables Pool, free and clear of any Adverse Claim, other than an Adverse Claim arising solely as a result of an act of any such Purchaser, any assignee from any such Purchaser or any Agent (when used in this CLAUSE (iv), an Adverse Claim shall include any lien for taxes whether accrued and payable or not), whether existing at the time of any Purchase or Reinvestment of Undivided Interest or at any time thereafter;

          (v) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool, whether at the time of any Purchase or Reinvestment or at any time thereafter;

          (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable's or the related Contract's not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

          (vii) any failure of Seller, as Servicer or otherwise, to perform its duties or obligations in accordance with the provisions of ARTICLE VIII;

          (viii) any products liability claim or personal injury or property damage suit or other similar or related action arising out of or in connection with merchandise or services that are the subject of any Pool Receivable; or

          (ix) any tax or governmental fee or charge (including, without limitation, all intangibles and similar taxes and all other taxes, but not including taxes upon or measured by net income), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of any Undivided

     Interest, or any other interest in the Pool Receivables or in any goods which secure any such Pool Receivables.

     (b) CONTEST OF TAX CLAIM; AFTER-TAX BASIS. If any Indemnified Party shall have notice of any attempt to impose or collect any tax or governmental fee or charge for which indemnification will be sought from Seller under SECTION 13.01(a) (ix), such Indemnified Party shall give prompt and timely notice of such attempt to Seller and Seller shall have the right, at its expense, to conduct or participate in any proceedings resisting or objecting to the imposition or collection of any such tax, governmental fee or charge. Indemnification hereunder shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences to the Indemnified Party of the payment of any of the aforesaid taxes and the receipt of the indemnity provided hereunder or of any refund of any such tax previously indemnified hereunder, including the effect of such tax or refund on the amount of tax measured by net income or profits which is or was payable by the Indemnified Party.

     (c) CONTRIBUTION. If for any reason the indemnification provided above in this SECTION 13.01 is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then Seller shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and Seller on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.


                                   ARTICLE XIV

                                  MISCELLANEOUS

          SECTION 14.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement nor consent to any departure by Seller therefrom shall in any event be effective unless the same shall be in writing and signed by (a) Seller, each Agent and each Purchaser (with respect to an amendment) or
(b) each Agent and each Purchaser (with respect to a waiver or consent by them) or Seller (with respect to a waiver or consent by it), as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 14.02. NOTICES, ETC. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including Telex and facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, or by Telex, or by facsimile, to the intended party at the address or Telex or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or Telex or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, one Business Day after having been given to such courier, (d) if transmitted by Telex, when sent, answer back confirmed, and (e) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means, except that notices and communications pursuant to ARTICLE I shall not be effective until received.

          SECTION 14.03. NO WAIVER; REMEDIES. No failure on the part of any Agent, BofA, NationsBank, any Affected Party, any Indemnified Party, any Purchaser or any other holder of any Undivided Interest to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each of BofA, NationsBank, each RCC Program Support Provider and any Enterprise Liquidity Provider or Enterprise Credit Support Provider is hereby authorized by Seller at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by BofA, NationsBank, any RCC Program Support Provider, Enterprise Liquidity Provider or Enterprise Credit Support Provider to or for the credit or the account of Seller, now or hereafter existing under this Agreement, to the payment of any amounts owed by the Seller hereunder to any Agent, any Affected Party, any Indemnified Party or any Purchaser, or their respective successors and assigns; PROVIDED, HOWEVER, that none of BofA, NationsBank, each RCC Program Support Provider, Enterprise Liquidity Provider or Enterprise Credit Support Provider shall, through the exercise of such setoff or otherwise, obtain payment with respect to any amounts due to it (or their respective successors and assigns) which results in its or their receiving more than their PRO RATA share of the aggregate of such amounts due hereunder.

          SECTION 14.04. BINDING EFFECT; SURVIVAL. This Agreement shall be binding upon and inure to the benefit of Seller, the Agents, the Purchasers and their respective successors and assigns, and the provisions of SECTION 4.02 and
ARTICLE XIII shall inure to the benefit of the Affected Parties and the Indemnified Parties, respectively, and their respective successors and assigns; PROVIDED, HOWEVER, nothing in the foregoing shall be deemed to authorize any assignment not permitted by SECTION 12.01. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Commitment Termination Date, as all Undivided Interests shall have been reduced to zero. The rights and remedies with respect to any breach of any representation and warranty made by Seller pursuant to ARTICLE VI and the indemnification and payment provisions of ARTICLE XIII and SECTIONS 4.02, 14.05 and 14.07 shall be continuing and shall survive any termination of this Agreement.

          SECTION 14.05. COSTS, EXPENSES AND TAXES. In addition to its obligations under ARTICLE XIII, Seller agrees to pay on demand:

          (a) all costs and expenses incurred by each Agent, each Purchaser, BofA, NationsBank, each RCC Program Support Provider, the Enterprise Liquidity Provider, the Enterprise Credit Support Provider and their respective Affiliates in connection with the negotiation, preparation, execution and delivery, the administration (including periodic auditing) or the enforcement of, or any actual or claimed breach of, or any amendment to or waiver of any provision contained in this Agreement, the Certificate of Assignments and the other Agreement Documents, including, without limitation (i) the reasonable fees and expenses of counsel to any of such Persons incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under any of the Agreement Documents, and (ii) all reasonable out-of-pocket expenses (including reasonable fees and expenses of independent accountants) incurred in connection with any review of Seller's books and records either prior to the execution and delivery hereof or pursuant to SECTION 7.01(c); and

          (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the Certificate of Assignments or the other Agreement Documents, and agrees to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

          SECTION 14.06. NO PROCEEDINGS. Seller, BofA and NationsBank, individually and as Agents, each hereby agrees that it will not institute against any Purchaser, or join any other Person in instituting against any Purchaser, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as any Commercial Paper Notes issued by such Purchaser shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper Notes shall have been outstanding. The foregoing shall not limit Seller's right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than Seller.

          SECTION 14.07A. BOFA PROGRAM CONFIDENTIALITY. (a) Each party hereto (other than BofA) acknowledges that BofA regards the structure of the transactions contemplated by this

Agreement, and by each RCC Program Support Agreement, and the other Program Documents referred to therein, to be proprietary, and each such party severally agrees that:

          (i) unless BofA shall otherwise agree in writing, and except as provided in SUBSECTION (b), such party will not disclose to any other person or entity:

               (A) any information regarding, or copies of, this Agreement or any transaction contemplated hereby,

               (B) any information regarding the organization or business of RCC generally, or

               (C) any information regarding BofA which is designated by BofA to such party in writing or otherwise as confidential or not otherwise available to the general public

(the information referred to in CLAUSES (A), (B) and (C) above, whether furnished by RCC, BofA, NationsBank, any RCC Program Support Provider, the Enterprise Liquidity Agreement and Enterprise Credit Support Agreement, any assignee of or participant in any rights or obligations of RCC, any RCC Program Support Provider, the Enterprise Liquidity Provider and Enterprise Credit Support Provider, or any attorney for or other representative of any of the foregoing (each an "INFORMATION PROVIDER"), is collectively referred to as the "INFORMATION"; PROVIDED, HOWEVER, "INFORMATION" shall not include any information which is or becomes generally available to the general public or to such party on a nonconfidential basis from a source other than BofA or any other Information Provider, or which was known to such party on a nonconfidential basis prior to its disclosure by BofA or any other Information Provider);

          (ii) such party will make the Information available to only such of its officers, directors, employees and agents who (A) in the good faith belief of such party, have a need to know such Information, (B) are informed by such party of the confidential nature of the Information and the terms of this SECTION 14.07A, and (C) are subject to confidentiality restrictions consistent with this SECTION 14.07A;

          (iii) such party will use the Information solely for the purposes of evaluating, administering and enforcing the transactions contemplated by this Agreement and making any necessary business judgments with respect thereto; and

          (iv) such party will, upon demand, return (and cause each of its officers, directors, employees, agents, attorneys, consultants or auditors (collectively, "REPRESENTATIVES") to return) to BofA, or to such other Information Provider as shall have furnished it with any Information, all documents or other written material received from BofA or such other Information Provider which constitute or contain any Information described in SUBCLAUSE (B) or (C) of CLAUSE (i) above and all copies of such documents or other material in its possession or in the possession of any of its representatives, and will not retain any copy, summary or extract thereof on any storage medium whatsoever.

     (b) Notwithstanding CLAUSE (i) of SUBSECTION (a), each party may disclose any Information:

          (i) to its attorneys, consultants and auditors who (A) in the good faith belief of such party, have a need to know such Information, (B) are informed by such party of the confidential nature of the Information and the terms of this SECTION 14.07A, and (C) are subject to confidentiality restrictions consistent with this SECTION 14.07A,

          (ii) to any other party to this Agreement, for the purposes contemplated hereby or to any rating agency rating the Commercial Paper Notes,

          (iii) as may be required by any municipal, state, federal or other regulatory body having or claiming to have jurisdiction over such party, in order to comply with any law, order, regulation, regulatory request or ruling applicable to such party, or

          (iv) subject to SUBSECTION (c), in the event such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose such Information.

     (c) In the event that any party hereto (other than BofA) or any one to whom such party or its representatives transmits the Information is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Information, such party will (or will cause its representatives to)

          (i) provide BofA with prompt written notice so that (A) RCC, BofA, or any other Information Provider may seek a protective order or other appropriate remedy, or (B) BofA may, if it so chooses, agree that such party (or its representatives) may disclose such Information pursuant to such request or legal compulsion;

          (ii) unless BofA agrees that such Information may be disclosed, make a timely objection to the request or compulsion to provide such Information on the basis that such Information is confidential and subject to the agreements contained in this SECTION 14.07A;

          (iii) take any action as BofA or any other Information Provider may reasonably request to seek a protective order or other appropriate remedy, PROVIDED that, in connection therewith, such party shall have first received such assurances as it may reasonably request that BofA or such other Information Provider shall reimburse such party's or its representatives' reasonable costs and expenses or provide such other assistance as such party or its representatives may reasonably require; and

          (iv) in the event that such protective order or other remedy is not obtained, or BofA agrees that such Information may be disclosed, furnish only that portion of the Information which is legally required to be furnished, and, provided such party (or its representative) is reimbursed or assisted as referred to in CLAUSE (iii) above, exercise best efforts to obtain reliable assurance that confidential treatment will be accorded the Information.

     (d)  This SECTION 14.07A shall survive termination of this Agreement.

          SECTION 14.07B. NATIONSBANK PROGRAM CONFIDENTIALITY. (a) Each party hereto (other than NationsBank) acknowledges that NationsBank regards the structure of the transactions contemplated by this Agreement, and by the Enterprise Liquidity Agreement and Enterprise Credit Support Agreement and its other program documents referred to therein, to be proprietary, and each such party severally agrees that:

          (i) unless NationsBank shall otherwise agree in writing, and except as provided in SUBSECTION (b), such party will not disclose to any other person or entity:

               (A) any information regarding, or copies of, this Agreement or any transaction contemplated hereby,

               (B) any information regarding the organization or business of Enterprise generally, or

               (C) any information regarding NationsBank which is designated by NationsBank to such party in writing or otherwise as confidential or not otherwise available to the general public;

          (ii) such party will make the Information available to only such of its officers, directors, employees and agents who (A) in the good faith belief of such party, have a need to know such Information, (B) are informed by such party of the confidential nature of the Information and the terms of this SECTION 14.07B, and (C) are subject to confidentiality restrictions consistent with this SECTION 14.07B;

          (iii) such party will use the Information solely for the purposes of evaluating, administering and enforcing the transactions contemplated by this Agreement and making any necessary business judgments with respect thereto; and

          (iv) such party will, upon demand, return (and cause its representatives to return) to NationsBank, or to such other Information Provider as shall have furnished it with any Information, all documents or other written material received from NationsBank or such other Information Provider which constitute or contain any Information described in SUBCLAUSE
     (B) or (C) of CLAUSE (i) above and all copies of such documents or other material in its possession or in the possession of any of its representatives, and will not retain any copy, summary or extract thereof on any storage medium whatsoever.

     (b) Notwithstanding CLAUSE (i) of SUBSECTION (a), each party may disclose any Information:

          (i) to its attorneys, consultants and auditors who (A) in the good faith belief of such party, have a need to know such Information, (B) are informed by such party of the confidential nature of the Information and the terms of this SECTION 14.07B, and (C) are subject to confidentiality restrictions consistent with this Section 14.07B,

          (ii) to any other party to this Agreement, for the purposes contemplated hereby or to any rating agency then rating the Commercial Paper Notes,

          (iii) as may be required by any municipal, state, federal or other regulatory body having or claiming to have jurisdiction over such party, in order to comply with any law, order, regulation, regulatory request or ruling applicable to such party, or

          (iv) subject to SUBSECTION (c), in the event such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose such Information.

          (c) In the event that any party hereto or any one to whom such party or its representatives transmits the Information is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Information, such party will (or will cause its representatives to)

          (i) provide NationsBank with prompt written notice so that (A) Enterprise, NationsBank, or any other Information Provider may seek a protective order or other appropriate remedy, or (B) NationsBank may, if it so chooses, agree that such party (or its representatives) may disclose such Information pursuant to such request or legal compulsion;

          (ii) unless NationsBank agrees that such Information may be disclosed, make a timely objection to the request or compulsion to provide such Information on the basis that such Information is confidential and subject to the agreements contained in this SECTION 14.07B;

          (iii) take any action as NationsBank or any other Information Provider may reasonably request to seek a protective order or other appropriate remedy, PROVIDED that, in connection therewith, such party shall have first received such assurances as it may reasonably request that NationsBank or such other Information Provider shall reimburse such party's or its representatives' reasonable costs and expenses or provide such other assistance as such party or its representatives may reasonably require; and

          (iv) in the event that such protective order or other remedy is not obtained, or NationsBank agrees that such Information may be disclosed, furnish only that portion of the Information which is legally required to be furnished, and, provided such party (or its representative) is reimbursed or assisted as referred to in CLAUSE (iii) above, exercise best efforts to obtain reliable assurance that confidential treatment will be accorded the Information.

     (d) This SECTION 14.07B shall survive termination of this Agreement.

          SECTION 14.08. CONFIDENTIALITY OF SELLER INFORMATION. (a) Each party hereto (other than Seller) acknowledges that certain of the information provided to such party by or on behalf of Seller in connection with this Agreement and the transactions contemplated hereby is or may be confidential, and each such party severally agrees that, unless Seller shall otherwise agree in writing, and except as provided in SUBSECTION (b), such party will not disclose to any other person or entity:

       (i) any information regarding, or copies of, any Periodic Reports, and any non-public financial statements, reports and other information, furnished by Seller to any Purchaser or any Agent pursuant to Section 3.04, 5.01(m), 5.01(n), 6.01(i), 6.01(j), 7.01(c) or 7.02, or

          (ii) any other information regarding Seller which is designated by Seller to such party in writing or otherwise as confidential;

     the information referred to in CLAUSES (i) and (ii), above, furnished by Seller or any attorney for or other representative of Seller (each a "SELLER INFORMATION PROVIDER"), is collectively referred to as the "SELLER INFORMATION"; PROVIDED, HOWEVER, "SELLER INFORMATION" shall not include

          (A) any information which is or becomes generally available to the general public or to such party on a nonconfidential basis from a source other than Seller or any other Seller Information Provider, or which was known to such party on a nonconfidential basis prior to its disclosure by Seller or any other Seller Information Provider), or

          (B) general information regarding the nature of this Agreement, the basic terms hereof (including without limitation the amount and nature of each Purchaser's commitment and Purchaser's Investments hereunder and of the recourse or other credit enhancement provided by Seller hereunder), the nature, amount and status of the Pool Receivables, and the current and/or historical ratios of losses to liquidations and/or outstandings with respect to the Receivables Pool, and the identity of Seller.

     (b)  Notwithstanding SUBSECTION (a), each party may disclose any Seller
Information:

          (i) to any of such party's attorneys, consultants and auditors, and to such of RCC Program Support Provider, the Enterprise Liquidity Provider, Enterprise Credit Support Provider, assignee, any dealer or placement agent for any Purchaser's commercial paper, and any actual or potential assignees of, or participants in, any of the rights or obligations of any Purchaser, RCC Program Support Provider, Enterprise Liquidity Provider or Enterprise Credit Support Provider, NationsBank or BofA under or in connection with this Agreement, who (A) in the good faith belief of such party, have a need to know such Seller Information, (B) are informed by such party of the confidential nature of the Seller Information and the terms of this Section 14.08, and (C) are subject to confidentiality restrictions generally consistent with this Section 14.08,

          (ii) to any rating agency that maintains a rating for any Purchaser's commercial paper or is considering the issuance of such a rating, for the purposes of reviewing the credit of any Purchaser in connection with such rating,

          (iii) to any other party to this Agreement, for the purposes contemplated hereby,

          (iv) as may be required by any municipal, state, federal or other regulatory body having or claiming to have jurisdiction over such party, in order to comply with any law, order, regulation, regulatory request or ruling applicable to such party, or

          (v) subject to SUBSECTION (c), in the event such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose such Seller Information.

     (c) In the event that any party hereto (other than Seller) or any of its representatives is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Seller Information, such party will (or will cause its representatives to)

          (i) provide Seller with prompt written notice so that (A) Seller or any other Seller Information Provider may seek a protective order or other appropriate remedy, or (B) Seller may, if it so chooses, agree that such party (or its representatives) may disclose such Seller Information pursuant to such request or legal compulsion;

          (ii) unless Seller agrees that such Seller Information may be disclosed, make a timely objection to the request or compulsion to provide such Seller Information on the basis that such Seller Information is confidential and subject to the agreements contained in this SECTION 14.08;

          (iii) take any action as Seller or any other Seller Information Provider may reasonably request to seek a protective order or other appropriate remedy, PROVIDED that, in connection therewith, such party shall have first received such assurances as it may reasonably request that Seller or such other Seller Information Provider shall reimburse such party's or its representatives' reasonable costs and expenses or provide such other assistance as such party or its representatives may reasonably require; and

          (iv) in the event that such protective order or other remedy is not obtained, or Seller agrees that such Seller Information may be disclosed, furnish only that portion of the Seller Information which is legally required to be furnished, and, provided such party (or its representative) is reimbursed or assisted as referred to in CLAUSE (iii) above, exercise best efforts to obtain reliable assurance that confidential treatment will be accorded the Seller Information.

          (d)  This SECTION 14.08 shall survive termination of this Agreement.

     SECTION 14.09. CAPTIONS AND CROSS REFERENCES. The various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Appendix, Schedule or Exhibit are to such Section of or Appendix, Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

     SECTION 14.10. INTEGRATION. This Agreement contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

     SECTION 14.11. GOVERNING LAW. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF THE PURCHASERS IN THE RECEIVABLES IS GOVERNED BY THE LAWS OF THE JURISDICTION OTHER THAN THE STATE OF NEW YORK.

     SECTION 14.12. WAIVER OF JURY TRIAL. SELLER HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, THE CERTIFICATE OF ASSIGNMENTS, ANY OTHER AGREEMENT DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY BE IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, THE CERTIFICATE OF ASSIGNMENTS OR ANY OTHER AGREEMENT DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY TRIAL.

     SECTION 14.13. CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES. EACH OF SELLER AND EACH PURCHASER AND AGENT HEREBY ACKNOWLEDGES AND AGREES THAT:

          (a) IT IRREVOCABLY (i) SUBMITS TO THE JURISDICTION, FIRST, OF ANY UNITED STATES FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY NEW YORK STATE COURT, IN EITHER CASE SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (ii) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED ONLY IN SUCH NEW YORK STATE OR FEDERAL COURT AND NOT IN ANY OTHER COURT, AND (iii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

          (b) TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.

          SECTION 14.14. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

          SECTION 14.15 PURCHASERS' LIABILITIES. The obligations of each Purchaser hereunder are solely the corporate obligations of each such Purchaser and no personal liability shall attach to or be incurred by MLMMI or any stockholder, employee, officer, director or incorporator of either Purchaser, and the Seller and Servicer expressly waive any claim based on such personal liability. No recourse shall be had for an obligation or claim arising out of or based upon this Agreement against MLMMI or against any stockholder, employee, officer, director or incorporator of either Purchaser. For purposes of this paragraph "MLMMI" shall mean and include Merrill Lynch Money Markets Inc. and all Affiliates thereof and any employee, officer, director, incorporator, shareholder or beneficial owner of any of them; provided, however, that no Purchaser shall be considered to be an Affiliate of MLMMI; and, provided, further, that this SECTION 14.15 shall not relieve any such Person of any liability it might otherwise have for its own gross negligence or willful misconduct.

          SECTION 14.16 AGENTS' LIABILITIES. The obligations of each Agent hereunder are solely the corporate obligations of each such Agent and no personal liability shall attach to or be incurred by any such Agent or any stockholder, employee, officer, director or incorporator of any Agent, and the Seller and Servicer expressly waive any claim based on such personal liability. No recourse shall be had for an obligation or claim arising out of or based upon this Agreement against BofA or NationsBank or against any stockholder, employee, officer, director or incorporator of either of them; provided that, this SECTION
14.16 shall not relieve any such Person of any liability it might otherwise have for its own gross negligence or willful misconduct.

          SECTION 14.17. CHARACTERIZATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. It is the intention of the parties hereto that the transactions contemplated hereby constitute the sale of the Undivided Interests, conveying good title thereto free and clear of any Liens to the Purchasers and that the Undivided Interests not be part of the Seller's estate in an Event of Bankruptcy. If, notwithstanding the foregoing, the transactions contemplated hereby are deemed a financing, the parties intend that the Seller shall be deemed to have granted to the Purchasers, and the Seller hereby grants to the Purchasers, a first priority perfected security interest in all of the Seller's right, title and interest in, to and under the Receivables, together with Related Security and Collections with respect thereto, and that this Agreement shall constitute a security agreement under applicable law.


                           - SIGNATURE PAGES FOLLOW -

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                        THE WACKENHUT CORPORATION
                                        as Seller and initial Servicer

                                        By _________________________________
                                             Title _________________________

                                        1500 San Remo Avenue
                                        Coral Gables, Florida  33146
                                        Facsimile:  (305) 662-7366
                                        Attention:  Treasury Operations
                                                    Terry P. Mayotte
                                        Telephone:  (305) 662-7373

                                        RECEIVABLES CAPITAL CORPORATION,
                                        as a Purchaser

                                        By _________________________________
                                        Title ______________________________

                                        c/o Merrill Lynch Money Markets Inc.
                                        World Financial Center - South Tower
                                        225 Liberty Street - 8th Floor
                                        New York, New York  10080
                                        Attention:  Mr. Gary Carlin
                                        Telephone:  (212) 236-7200
                                        Facsimile:  (212) 236-7584


                                        ENTERPRISE FUNDING CORPORATION,
                                        as a Purchaser

                                        By _________________________________
                                             Title _________________________

                                        c/o Merrill Lynch Money Markets Inc.
                                        World Financial Center - South Tower
                                        225 Liberty Street - 8th Floor
                                        New York, New York  10080
                                        Attention:  Mr. Gary Carlin
                                        Telephone:  (212) 236-7200
                                        Facsimile:  (212) 236-7584

                                        BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION,
                                        as a Managing Agent and as the
                                        Administrative Agent

                                        By _________________________________
                                        Vice President

                                        231 South LaSalle Street
                                        Chicago, Illinois  60697
                                        Facsimile No.:  (312) 828-7855
                                        Attention:  Securitized Products Group

                                        Eurodollar Office:

                                        231 South LaSalle Street
                                        Chicago, Illinois  60697

                                        NATIONSBANK OF NORTH CAROLINA, N.A.,
                                        as a Managing Agent

                                        By _________________________________
                                             Vice President

                                        100 North Tryon Street, 7th Floor
                                        Charlotte, North Carolina  28255
                                        Facsimile:  (704) 388-9169
                                        Attention:  Structured Finance Group
                                                    Michelle M. Heath
                                        Telephone:  (704) 386-7922

                                        Eurodollar Office:

                                        100 North Tryon Street, 10th Floor
                                        Charlotte, North Carolina  28255
                                        Facsimile:  (704) 388-9211
                                        Attention:  Camille Zerbinos
                                        Telephone:  (704) 386-8361

                                   APPENDIX A

                                   DEFINITIONS



          This is APPENDIX A to the Receivables Purchase Agreement dated as of January 5, 1995 among The Wackenhut Corporation, Receivables Capital Corporation and Enterprise Funding Corporation, NationsBank of North Carolina, N.A., as a Managing Agent, Bank of America National Trust and Savings Association, as a Managing Agent and as the Administrative Agent (as amended, supplemented or otherwise modified from time to time, this "Agreement"). Each reference in this APPENDIX A to any Section, Appendix or Exhibit refers to such Section of or Appendix or Exhibit to this Agreement.


                                      INDEX


                                                                        Page No.

A.   Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . .       A-1
B.   Other Terms . . . . . . . . . . . . . . . . . . . . . . . . . . .      A-25
C.   Computations of Time Periods  . . . . . . . . . . . . . . . . . .      A-25


     A. DEFINED TERMS. As used in this Agreement, unless the context requires a different meaning, the following terms have the meanings indicated hereinbelow:

     "ADJUSTED AVERAGE MATURITY" has the meaning set forth in APPENDIX B.

     "ADMINISTRATIVE AGENT" and "ADMINISTRATIVE AGENTS" has the meaning set forth in the preamble.

     "ADVERSE CLAIM" means a lien, security interest, charge, or encumbrance, or other right or claim of any Person other than (a) a potential claim or right (that has not yet been asserted) of a trustee appointed for an Obligor in connection with any Event of Bankruptcy or (b) an unfiled lien for taxes accrued but not yet payable.

     "AFFECTED PARTY" means each of each Purchaser, each RCC Program Support Provider, the Enterprise Liquidity Provider, the Enterprise Credit Support Provider, any other Person providing credit or liquidity support to any Purchaser, any permitted assignee of any Purchaser, RCC Program Support Provider, Enterprise Liquidity Provider, Enterprise Credit Support Provider or such other Person, any assignee of any of either Purchaser's obligations to any Enterprise Liquidity Provider, any Enterprise Credit Support Provider, any RCC Program Support Provider, any other Person providing credit or liquidity support in respect of any Funding, any holder of a participation interest in the rights and obligations of any Enterprise Liquidity Provider or Enterprise Credit Support Provider, any RCC Program Support Provider or any other Person providing credit or liquidity enhancement under any RCC Program Support Agreement and in respect of any Funding or in the commitment or facility of such other Person, the Administrative Agent, each Managing Agent, BofA, NationsBank, and any holding company of BofA or NationsBank.

     "AFFILIATE" when used with respect to a Person, means any other Person controlling, controlled by, or under common control with, such Person.

     "AGENT" means the Administrative Agent and the Managing Agents.


     "AGENT'S CREDIT AND COLLECTION POLICY" means those credit and collection policies and practices relating to Contracts and Receivables required by the Administrative Agent to be used in the servicing of the Receivables Pool in accordance with Section 8.02(a) and described in Schedule A-1, as modified without violating Section 7.03(c).

     "AGREEMENT DOCUMENTS" means this Agreement, the Certificate of Assignments and the other documents to be executed and delivered in connection herewith.

     "AGGREGATE PURCHASER'S INVESTMENTS" means, at any time, with respect to a Purchaser, the sum of the Dollar amount of all of such Purchaser's Investments.

     "AGGREGATE PURCHASER'S SHARE" shall have the meaning set forth in SECTION 2.05.

     "AGGREGATE REQUIRED ALLOCATIONS" at any time means the sum of all Required Allocations of all Undivided Interests.

     "AGGREGATE TOTAL INVESTMENTS" means, at any time, the then sum of the dollar amount of the Aggregate Purchaser's Investments for both Purchasers.

     "AGGREGATE UNPAID BALANCE" has the meaning set forth in SECTION 2.1 of the Purchase and Sale Agreement.

     "ALTERNATE REFERENCE RATE" has the meaning set forth in APPENDIX B.

     "AVERAGE MATURITY" has the meaning set forth in APPENDIX B.

     "BAI" means Bank of America Illinois, an Illinois state bank.

     "BANK RATE" has the meaning set forth in APPENDIX B.

     "BOFA" has the meaning set forth in the preamble.

     "BUSINESS DAY" means a day on which both (a) BofA at its office in Chicago, Illinois and NationsBank at its office in Charlotte, North Carolina is open for business and (b) commercial banks in Dallas, Texas and New York City are not authorized or required to be closed for business.

     "CAPITALIZED LEASE" means any lease for which Rentals must be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with generally accepted accounting principles.

     "CAPITALIZED RENTALS" of any Person and as of the date of any determination thereof means the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is lessee would be reflected as a liability on a consolidated balance sheet of such Person.

     "CCFM" has the meaning set forth in the preamble.

     "CERTIFICATE OF ASSIGNMENTS" means each certificate of assignment, by Seller to a Purchaser, in the form of EXHIBIT 5.01(a), evidencing an Undivided Interest.

     "COLLECTION ACCOUNT" shall have the meaning set forth in Section 3.03(e).

     "COLLECTIONS" means, with respect to any Receivable, all funds which either
(a) are received by Seller, any Originator or Servicer from or on behalf of the related Obligors in payment of any amounts owed (including, without limitation, purchase prices, finance charges, interest and all other charges) in respect of such Receivable, or applied to such amounts owed by such Obligors (including, without limitation, insurance payments that Seller, each Originator or Servicer applies in the ordinary course of its business to amounts owed in respect of such Receivable and net proceeds of sale or other disposition repossessed goods or other collateral or property of the Obligor or any other party directly or indirectly liable for payment of such Receivable and available to be applied thereon), or (b) are deemed to have been received by Seller, any Originator or any other Person as a Collection pursuant to SECTION 3.03; PROVIDED THAT, prior to such time as Seller shall cease to be Servicer, late payment charges, collection fees and extension fees shall not be deemed to be Collections.

     "COMMERCIAL PAPER NOTES" means short-term promissory notes issued or to be issued by a Purchaser to fund its investments in accounts receivable or other financial assets.

     "COMMERCIAL PAPER RATE" has the meaning set forth in APPENDIX B.

     "COMMITMENT" has the meaning set forth in SECTION 1.01.

     "COMMITMENT TERMINATION DATE" has the meaning set forth in SECTION 1.05(a).

     "CONCENTRATION LIMIT" has the meaning set forth in Section 2.03(b).

     "CONDITIONS PRECEDENT" has the meaning set forth in Section 5.02.

     "CONSOLIDATED FUNDED DEBT" means all Funded Debt of the Seller and its Subsidiaries, determined on a consolidated basis eliminating intercompany items. For the purposes of determining Consolidated Funded Debt, any corporation which becomes a Subsidiary after the date hereof shall be deemed to have created, assumed or incurred at the time it becomes a Subsidiary, all Indebtedness of such corporation existing immediately after it becomes a Subsidiary.

     "CONSOLIDATED NET INCOME" for any period means the gross revenues of Seller and its Subsidiaries for such period less all expenses and other proper charges (including taxes on income and Interest Charges), determined on a consolidated basis after eliminating earnings attributable to outstanding Minority Interests, but excluding in any event:

          (a) any gains on the sale or other disposition of Investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

          (b) the proceeds of any life insurance policy except for proceeds received during such period with respect to deferred compensation plans to the extent that Seller or any Subsidiary recognized any expenses during such period with respect to such plans;

          (c) net earnings and losses of any Subsidiary accrued prior to the date it became a Subsidiary;

          (d) net earnings and losses of any corporation (other than a Subsidiary), substantially all the assets of which have been acquired in any manner by Seller or any Subsidiary, realized by such corporation prior to the date of such acquisition;

          (e) net earnings and losses of any corporation (other than a Subsidiary) with which Seller or a Subsidiary shall have consolidated or which shall have merged into or with Seller or a Subsidiary prior to the date of such consolidation or merger;

          (f) net earnings of any business entity (other than a Subsidiary) in which Seller or any Subsidiary has an ownership interest unless such net earnings shall have actually been received by Seller or such Subsidiary in the form of cash distributions;

          (g) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of dividends to Seller or any other Subsidiary;

          (h) earnings resulting from any reappraisal, revaluation or write-up of assets;

          (i) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

          (j) any gain arising from the acquisition of any Securities of Seller or any Subsidiary; and

          (k) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during such period.

          "CONSOLIDATED NET WORTH" means at any time as of which the amount thereof is to be determined, the sum of the following in respect of the Seller and its Subsidiaries (on a consolidated basis and excluding intercompany items):
(i) the amount of issued and outstanding share capital, PLUS (ii) the amount of additional paid-in capital and retained income (or, in the case of a deficit, minus the amount of such deficit), MINUS (iii) the sum of the following (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings): (A) all reserves, except legal reserves and other contingency reserves (i.e., reserves not allocated to specific purposes and not deducted from assets), which are properly treated as appropriations of surplus or retained earnings; (B) any treasury stock, capital stock subscribed and unissued and other contra-equity accounts; and (C) the cumulative amount of any net write-up of asset values after the date of the audit immediately preceding the date of revolver, plus or minus, as the case may be (iv) the cumulative effect of foreign exchange valuations.

     "CONSOLIDATED TOTAL ASSETS" means as of the date of any determination thereof the total amount of all assets of Seller and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

     "CONTRACT" means any writing evidencing a Receivable.

     "CURRENT DEBT" of any Person as of the date of any determination thereof means (i) all Indebtedness of such Person for borrowed money other than Funded Debt of such Person and (ii) Guaranties by such Person of Current Debt of others.

     "DEFAULTED RECEIVABLE" means, without duplication, a Receivable: (a) as to which any payment, or part thereof, remains unpaid for 120 days from the original invoice date for such Receivable, (b) with regard to which an Event of Bankruptcy has occurred and remains continuing, (c) as to which payments have been extended, or the terms of payment thereof rewritten, or (d) which consistent with the Agent's Credit and Collection Policy, would be fully reserved against or required to be sent to attorneys or collection agencies or would be charged-off Seller's or Servicer's books as uncollectible.

     "DELINQUENT RECEIVABLE" means a Receivable that is not a Defaulted Receivable and: (a) as to which any payment, or part thereof, remains unpaid for 60 days or more from the original invoice date for such Receivable; or (b) which, consistent with the Agent's Credit and Collection Policy, would be classified as delinquent by Seller.

     "DESIGNATED OBLIGOR" means, at any time, all Obligors of Seller except any such Obligor as to which any Agent has, at least three Business Days prior to the date of determination, given notice to Seller that such Obligor shall not be considered a Designated Obligor.

     "DISCOUNT FACTOR" has the meaning set forth in Appendix B.

     "DOLLARS" means dollars in lawful money of the United States of America.

     "DOMESTIC CD RATE (ADJUSTED)" has the meaning set forth in Appendix B.

     "EARNED DISCOUNT" has the meaning set forth in Appendix B.

     "ELIGIBLE RECEIVABLE" means, at any time, a Receivable:

     (a) with regard to which the related service has been rendered and all other obligations performed by the Seller or an Originator (except as permitted by Schedule 2.03(b)), as applicable, and which is generated by Seller and the applicable Originator in the ordinary course of their respective business of providing Services and is required to be paid in full by the related Obligor within 30 days of the billing thereof;

     (b) which, (i) if the perfection of Purchaser's undivided ownership interest therein is governed by the laws of a jurisdiction where the Uniform Commercial Code - - Secured Transactions is in force, constitutes an account or general intangible as defined in the Uniform Commercial Code as in effect in such jurisdiction, and (ii) if the perfection of Purchaser's undivided ownership interest therein is governed by the law of any jurisdiction where the Uniform Commercial Code - - Secured Transactions is not in force. Seller has furnished to the Agents such opinions of counsel and other evidence as has reasonably been requested, establishing to the reasonable satisfaction of the related Agent that the related Purchaser's undivided ownership interest and other rights with respect thereto are not significantly less protected and favorable than such rights under the Uniform Commercial code;

     (c) which is a domestic Receivable, the Obligor of which is a United States resident, and is not an Affiliate of any of the parties hereto;

     (d)  the Obligor of which is a Designated Obligor;

     (e) the Obligor of which is not the private sector Obligor of Defaulted Receivables aggregating more than 15% of such Obligor's total obligations to Seller and each Originator;

     (f)  which is not a Defaulted Receivable;

     (g) with regard to which the warranty of Seller in SECTION 6.01(l) is true and correct;

     (h) (x) the sale of an undivided interest in which does not require the consent of or notice to the related Obligor under the related Contract and does not contravene or conflict with any law, and (y) in the case of Receivables generated by an Originator, the sale of which to Seller does not contravene or conflict with any law;

     (i) which is an account receivable representing all or part of the sales price of merchandise, insurance and services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended;

     (j) which arises out of a current transaction, or the proceeds of which have been or are to be used for current transactions, within the meaning of
Section 3(a)(3) of the Securities Act of 1933, as amended;

     (k)  which is denominated and payable only in Dollars in the United States;

     (l) which arises under a Contract that has been duly authorized and that, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor in accordance with its terms and is not subject to any dispute, offset, counterclaim or defense whatsoever (except the discharge in bankruptcy of such Obligor);

     (m) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract related thereto is in violation of any such law, rule or regulation in any material respect if such violation would impair the collectibility of such Receivable;

     (n) which (i) satisfies all applicable requirements of the Agent's Credit and Collection Policy and (ii) complies with such other criteria and requirements (other than those relating to the collectibility of such Receivable) as the Agents may from time to time specify to Seller following thirty days' notice;

     (o) as to which no Agent has notified Seller that such Agent has determined, in its sole discretion, that such Receivable (or class of Receivables) is not acceptable for purchase hereunder;

     (p) which, if originated by Seller, was originated in its divisions referred to as Company 1 and Company 21;

     (q) which does not include any amount payable for sales taxes, payroll taxes or any other tax; and

     (r) the related Obligor of which is not, directly or indirectly, an Affiliate of Seller or any Originator.

     "ENTERPRISE CREDIT SUPPORT AGREEMENT" means any agreement between Enterprise and the Enterprise Credit Support Provider evidencing the obligation of the Enterprise Credit Support Provider to provide credit support to Enterprise in connection with the issuance by Enterprise of Commercial Paper.

     "ENTERPRISE CREDIT SUPPORT PROVIDER" means any Person or Persons who are providing or will provide credit support to Enterprise in connection with the issuance by Enterprise of Commercial Paper Notes, together with the successors and assigns of any such Person or Persons.

     "ENTERPRISE LIQUIDITY AGREEMENT" means any agreement between Enterprise and the Enterprise Liquidity Provider evidencing the obligation of the Liquidity Provider to provide liquidity support to Enterprise in connection with the issuance by Enterprise of Commercial Paper Notes, as such agreement may be modified, amended, supplemented or restated from time to time.

     "ENTERPRISE LIQUIDITY PROVIDER" means any Person or Persons who are providing or will provide liquidity support to Enterprise in connection with the issuance by Enterprise of Commercial Paper Notes, together with the successors and assigns of any such Person or Persons.

     "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

     "EURODOLLAR RATE (RESERVE ADJUSTED)" has the meaning set forth in APPENDIX
B.

     "EVENT OF BANKRUPTCY" shall be deemed to have occurred with respect to a Person if either:

          (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

          (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its Debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

     "EXISTING CREDIT AGREEMENT" means and includes the Credit Agreement dated as of December 1, 1989 among RCC, BofA (as assignee from BAI) and Credit Lyonnais New York Branch and Credit Lyonnais Cayman Island Branch, as amended, supplemented or otherwise modified from time to time.

     "EXISTING LIQUIDITY AGREEMENT" means and includes the Secondary Purchase Agreement dated as of December 1, 1989 among RCC, BofA (as assignee of BAI), as Servicing Agent for RCC, and BofA (as assignee from BAI), Credit Lyonnais New York Branch and Credit Lyonnais Cayman Island Branch, as purchasers (and lenders), as amended, supplemented or otherwise modified from time to time.

     "FACILITY" has the meaning set forth in Section 1.1 of the Purchase and Sale Agreement.

     "FACILITY FEE" has the meaning set forth in SECTION 4.01(b).

     "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System, or any successor thereto or to the functions thereof.

     "FEE LETTER" has the meaning set forth in SECTION 4.01(a).

     "FIXED CHARGES" for any period means on a consolidated basis the sum of (i) 100% of Rentals (other than Rentals on Capitalized Leases) payable during such period by Seller and its Subsidiaries (other than WCC) and (ii) all Interest Charges on all Indebtedness (including, without duplication, the interest component of Rentals on Capitalized Leases and the Earned Discount and fees and expenses payable under this Agreement) of Seller and its Subsidiaries (other than WCC) payable during said period by Seller and its Subsidiaries (other than
WCC).

     "FIXED CHARGE COVERAGE RATIO" has the meaning set forth in Section 7.03(f).

     "FOUR-QUARTER PERIOD" means a period of four full consecutive quarter-annual periods, taken together as one accounting period.

     "FUNDED DEBT" of any Person shall mean (i) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of assets, including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not the obligation to make such payments shall constitute a current liability of the obligor under GAAP, (ii) all Capitalized Rentals of such Person (iii) all Guaranties by such Person of Funded Debt of others, (iv) with respect to Funded Debt of the Seller, the product of (x) the aggregate amounts available for drawing under all outstanding Letters of Credit, and (y).50; and (v) to the extent not otherwise included in clauses (i) through (iv) above, the Aggregate Total Investments.

     "FUNDING" means a drawing under a letter of credit, surety bond or other instrument issued pursuant to an RCC Program Support Agreement, a drawing on a cash collateral account funded pursuant to an RCC Program Support Agreement, a purchase, loan or other extension of credit made by an RCC Program Support Provider to RCC under an RCC Program Support Agreement, or any other advance or disbursement of funds from or to RCC or for RCC's account or for which RCC is obligated to reimburse an RCC Program Support Provider pursuant to an RCC Program Support Agreement.

     "GAAP" means generally accepted accounting principles at the time.

     "GOVERNMENT OBLIGOR" means a department, agency, bureau, division or instrumentality of the United States of America or any state thereof or the District of Columbia or any county or municipal government chartered or otherwise existing by authority of any of the foregoing, or any department, agency, bureau, division or instrumentality thereof obligated to make payments with respect to a Receivable.

     "GROSS REVENUES" for any period means the gross revenues, determined in accordance with generally accepted accounting principles, of Seller and its Subsidiaries for such period, determined on a consolidated basis after eliminating revenues attributable to outstanding Minority Interests.

     "GUARANTIES" by any Person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or, in effect, guaranteeing any Indebtedness, dividend or other obligation, of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, or (iii) to lease property or to purchase Securities or other Property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

     "HEADQUARTERS" shall mean Seller's building located at 1500 San Remo Avenue, Coral Gables, Florida.

     "INDEBTEDNESS" of any Person means and includes all obligations of such Person which in accordance with generally accepted accounting principles shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (i) obligations of such Person for borrowed money or which has been incurred in connection with the acquisition of property or assets, (ii) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (iv) Capitalized Rentals under any Capitalized Lease, (v) Guaranties of Indebtedness of others and (vi) reimbursement obligations arising under any Letter of Credit.

     "INDEMNIFIED AMOUNTS" has the meaning set forth in SECTION 13.01.

     "INDEMNIFIED PARTY" has the meaning set forth in Section 13.01.

     "INITIAL CLOSING DATE" means, with regard to any Originator, the date on which the first purchase of Conveyed Property, including the related Receivables, from such Originator under the Purchase and Sale Agreement shall occur.

     "INITIAL PURCHASER" means the Seller as Initial Purchaser under the Purchase and Sale Agreement.

     "INFORMATION" has the meaning set forth in SECTION 14.07A.

     "INFORMATION PROVIDER" has the meaning set forth in SECTION 14.07A.

     "INTEREST CHARGES" for any period means all interest, and all amortization of debt discount and expense on any particular Indebtedness and all Earned Discount and fees and expenses payable under this Agreement for which such calculations are being made. Computations of Interest Charges on a pro forma basis for Indebtedness having a variable interest rate shall be calculated at the rate in effect on the date of any determination.

     "INVESTMENTS" means all investments, in cash or by delivery of Property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or Security or by loan, advance, capital contribution or otherwise; PROVIDED, HOWEVER, that "Investments" shall not mean or include routine investments in Property to be used or consumed in the ordinary course of business or investments in accounts receivable or notes receivable arising in the ordinary course of business.

     "INVOLUNTARY FEDERAL PROCEEDING" has the meaning set forth in SECTION 10.02(b).

     "LETTER OF CREDIT" or "LETTERS OF CREDIT" means a letter of credit issued by a Letter of Credit Issuer for the account of the Seller or the Seller and Titania in favor of a Person advancing credit, providing insurance or securing obligations on behalf of the Seller or the Seller and Titania, and shall include, without limitation, all such letters of credit issued prior to January 5, 1995 and remaining outstanding as of such date.

     "LETTER OF CREDIT ISSUER" means NationsBank or BofA, as the case may be, as issuer of a Letter of Credit.

     "LIEN" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting Property. For the purposes of this Agreement, the Seller or a Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

     "LOCK-BOX AGREEMENT" means a letter agreement, in substantially the form of
EXHIBIT 5.01(h), between Seller and any Lock-Box Bank.

     "LOCK-BOX BANK" means any of the banks holding one or more lock-box accounts for receiving Collections from Pool Receivables.

     "LOSSES" means, at any time, with respect to the Receivables Pool, the sum of (x) all Receivables theretofore fully reserved against by Seller or Servicer plus (y), without duplication, all Receivables theretofore sent to attorneys or collection agencies to be collected plus (z), without duplication, all Receivables theretofore charged-off Seller's or Servicer's books as uncollectible.

     "LOSSES TO LIQUIDATIONS RATIO" means the percentage that (x) Losses during the three fiscal month period ending on the most recent Month End Date on all Pool Receivables owned by Seller was of (y) Collections of such Pool Receivables during such period.

     "LOSS RESERVE DISCOUNT" has the meaning set forth in SECTION 2.1 of the Purchase and Sale Agreement.

     "MANAGING AGENT" and "MANAGING AGENTS" has the meaning set forth in the preamble.

     "MAXIMUM PURCHASE LIMIT" has the meaning set forth in clause (x) of SECTION 1.02(a).

     "MINORITY INTERESTS" means any shares of stock of any class of a Subsidiary (other than directors' qualifying shares as required by law) that are not owned by Seller and/or one or more of its Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

     "MONTH END DATE" means the last day of each fiscal month.

     "NEGATIVE SPREAD FEE" has the meaning set forth in APPENDIX B.

     "NET INCOME AVAILABLE FOR FIXED CHARGES" for any period means the sum of
(i) Consolidated Net Income during such period (excluding, for the purpose of determining Net Income Available for Fixed Charges, revenues, expenses and other appropriate charges or adjustments attributable to WCC) PLUS (to the extent deducted in determining Consolidated Net Income), (ii) all provisions for any Federal, state or other income taxes made by the Seller and its Subsidiaries (other than WCC) during such period, (iii) Fixed Charges of the Seller and its Subsidiaries (other than WCC) during such period and (iv) for each of the last fiscal quarter of the fiscal year of the Seller ending January 1, 1995 and the first three fiscal quarters in the succeeding fiscal year, the amount of the reserve, which is not to exceed $5,000,000, if any, established by the Seller in connection with the anticipated sale of its Headquarters.

     "NET POOL BALANCE" has the meaning set forth in SECTION 2.03(a).

     "NOTE FEE" has the meaning set forth in SECTION 4.01(e).

     "OBLIGOR" means a Person (including any Affiliate of such Person) obligated to make payments with respect to a Receivable.

     "ORIGINATOR" means, at any time, each Subsidiary of Seller at such time a signatory to the Purchase and Sale Agreement.

     "PERCENTAGE" means with respect to RCC, 50% and with respect to Enterprise, 50%; PROVIDED THAT, at such time as the Aggregate Purchaser's Investments of a Purchaser shall have been reduced to zero, Percentage shall mean, as to the remaining Purchaser, 100%.

     "PERIODIC REPORT" means a report in substantially the form of EXHIBIT 3.04(a).

     "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or limited liability partnership, government or any agency or political subdivision thereof or any other entity.

     "POOL RECEIVABLE" means a Receivable in the Receivables Pool.

     "PROGRAM FEE" has the meaning set forth in SECTION 4.01(c).

     "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

     "PURCHASE" has the meaning set forth in SECTION 1.01(a).

     "PURCHASE AND SALE AGREEMENT" means that certain Purchase and Sale Agreement dated as of January 5, 1995 between the Seller as Initial Purchaser and Wackenhut Airline Services, Inc. and each other Affiliate of Seller from time to time a party thereto, as the same may be amended and otherwise modified from time to time.

     "PURCHASE AND SALE INDEMNIFIED AMOUNTS" has the meaning set forth in
SECTION 9.1 of the Purchase and Sale Agreement.

     "PURCHASE AND SALE INDEMNIFIED PARTIES" has the meaning set forth in
SECTION 9.1 of the Purchase and Sale Agreement.

     "PURCHASE AND SALE TERMINATION DATE" has the meaning set forth in SECTION
1.4 of the Purchase and Sale Agreement.

     "PURCHASE AND SALE TERMINATION EVENT" has the meaning set forth in SECTION
8.1 of the Purchase and Sale Agreement.

     "PURCHASE LIMIT" has the meaning set forth in SECTION 1.02(a).

     "PURCHASE PRICE" has the meaning set forth in SECTION 2.1 of the Purchase and Sale Agreement.

     "PURCHASE TERMINATION DATE" has the meaning set forth in SECTION 1.06.

     "PURCHASER" AND "PURCHASERS" has the meaning set forth in the preamble.

     "PURCHASER RATE" has the meaning set forth in APPENDIX B.

     "PURCHASER'S INVESTMENT" has the meaning set forth in SECTION 2.02.

     "PURCHASER'S SHARE" has the meaning set forth in SECTION 2.04.

     "RATE VARIANCE FACTOR" has the meaning set forth in APPENDIX B.

     "RCC" has the meaning set forth in the Preamble.

     "RCC PROGRAM SUPPORT AGREEMENT" means and includes (a) the Existing Credit Agreement and any letter of credit issued thereunder, (b) the Existing Liquidity Agreement and (c) any other agreement hereafter entered into by any RCC Program Support Provider providing for the issuance of one or more letters of credit for the account of RCC, the issuance of one or more surety bonds for which RCC is obligated to reimburse the applicable RCC Program Support Provider for any drawings thereunder, the sale by RCC to any RCC Program Support Provider of Undivided Interests (or portions thereof) and/or the making of loans and/or other extensions of credit to RCC in connection with RCC's securitization program, together with any letter of credit, surety bond or other instrument issued thereunder (but excluding any discretionary advance facility provided by the Administrative Agent).

     "RCC PROGRAM SUPPORT PROVIDER" means and includes BofA and any other or additional Person (other than any customer of RCC) now or hereafter extending credit or having a purchase commitment or a commitment to extend credit to or for the account of RCC or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with RCC's securitization program.

     "RECEIVABLE" means any right to payment from a Person, whether constituting an account, chattel paper, instrument or general intangible, to Seller or any Originator arising in the divisions of Seller referred to as Company 1 and Company 21 or in any Originator and includes the right to payment of any interest or finance charges and other obligations of such Person with respect thereto.

     "RECEIVABLES POOL" means at any time all then outstanding Receivables which
(a) arose from or relate to a Contract, and (b) as to which the Obligors thereunder are Designated Obligors. If a Receivable is a Pool Receivable on the day immediately preceding the Commitment Termination Date, such Receivable shall continue to be considered a Pool Receivable at all times thereafter.

     "REGULATION D" means Regulation D of the Federal Reserve Board, or any other regulation of the Federal Reserve Board that prescribes reserve requirements applicable to nonpersonal time deposits or "Eurocurrency Liabilities" as presently defined in Regulation D, as in effect from time to time.

     "REGULATORY CHANGE" means, relative to any Affected Party

          (a) any change in (or the adoption, implementation, phase-in or commencement of effectiveness of) any

               (i) United States federal or state law or foreign law applicable to such Affected Party;

               (ii) regulation, interpretation, directive, requirement or request (whether or not having the force of law) applicable to such Affected Party of (A) any court, government authority charged with the interpretation' or administration of any law referred in CLAUSE (a)(i) or of (B) any fiscal, monetary or other authority having jurisdiction over such Affected Party; or

               (iii) generally accepted accounting principles or regulatory accounting principles applicable to such Affected Party and affecting the application to such Affected Party of any law, regulation, interpretation, CLAUSE (a)(i) or (a)(ii) above; or

          (b) any change in the application to such Affected Party of any existing law, regulation, interpretation, directive, requirement, request or accounting principles referred to in CLAUSE (a)(i), (a)(ii) or (a)(iii) above.

     "REINVESTMENT" has the meaning set forth in SECTION 1.01(b).

     "RELATED SECURITY" means, with respect to any Receivable: (a) all of Seller's right, title and interest in and to all Contracts or other agreements that relate to such Receivable; (b) all of Seller's interest in the merchandise (including returned merchandise), if any, relating to the sale which gave rise to such Receivable; (c) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise; (d) the assignment to any Agent, for the benefit of Purchaser and any assignee, of all UCC financing statements covering any collateral securing payment of such Receivable (but such assignment is made only to the extent of the interest of its related Purchaser in the respective Receivable); and (e) all guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise. The interest of a Purchaser in any Related Security is only to the extent of such Purchaser's Undivided interest, as more fully described in the definition of an Undivided Interest.

     "REMAINING COLLECTIONS" has the meaning set forth in SECTION 3.01(a)(ii).

     "RENTALS", with respect to any lease, means and includes as of the date of any determination thereof, all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the Property) payable by Seller or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by Seller or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

     "REQUIRED ALLOCATIONS" has the meaning set forth in SECTION 2.01.

     "REQUIRED ALLOCATIONS LIMIT" has the meaning set forth in SECTION 1.02(b).

     "RESERVE PERCENTAGE" has the meaning set forth in APPENDIX B.

     "RESTRICTED INVESTMENTS" means all Investments in any Person, other than:

          (a) Investments by Seller and its Subsidiaries in and to Subsidiaries, including any investment in a corporation which, after giving effect to such Investments, will become a Subsidiary;

          (b) Investments in (i) commercial paper maturing in 270 days or less from the date of issuance and which, at the time of acquisition by Seller or any Subsidiary, is accorded one of the two highest ratings by Standard & Poor's Corporation or Moody's Investors Service, Inc.; (ii) Variable Rate Demand Notes of issuers whose commercial paper, at the time of acquisition, is accorded one of the two highest ratings by Standard & Poor's Corporation or Moody's Investors Service, Inc.; or (iii) Direct obligations of any State of the United States of America or of any political subdivision thereof located in the United States of America and which, at the time of acquisition, is accorded one of the two highest ratings by Standard & Poor's Corporation or Moody's Investors Service, Inc., maturing in twelve months or less from the date of acquisition;

          (c) Investments in direct obligations of the United States of America, or investments in any Person, which Investments are guaranteed by the full faith and credit of the United States of America, in either case maturing in twelve months or less from the date of acquisition thereof by Seller or any Subsidiary;

          (d) Investments in certificates of deposit maturing within one year from the date of issuance thereof, issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $100,000,000 and whose long-term certificates of deposit are, at the time of acquisition thereof by Seller or any Subsidiary, rated A by Standard & Poor's Corporation or A by Moody's Investors Service, Inc.;

          (e) Loans or advances in the usual and ordinary course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of Seller or any Subsidiary; PROVIDED, HOWEVER that Seller may make up with aggregate at any one time outstanding, up to $300,000 of such loans or advances which are not incidental to carrying on the business of Seller or any Subsidiary;


          (f) receivables arising from the sale of goods and services in the ordinary course of business of Seller and its Subsidiaries; and

          (g) provided, however, that with respect to investments made by or on behalf of Titania Insurance Company of America, a Vermont Corporation, the following shall not be Restricted Investments;

               (1) Certificates of deposit, time deposits and banker's acceptance maturing within one year from the date of acquisition, issued by a bank or trust company organized under the laws of the United States or any state thereof, or any foreign bank whose branch is organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $100,000,000 and whose long-term certificates of deposit are, at the time of acquisition, rated at least A by Standard & Poor's Corporation or Moody's Investors Service, Inc.;

               (2) Repurchase Agreements with any domestic bank with debt rated 'AA' or better by Standard & Poor's Corporation, or any foreign bank rated at least 'AA' by Standard & Poor's Corporation and 'Aa' by Moody's Investors Service, Inc.; or repurchase agreements with such other Persons on such terms as Seller and Agent shall agree in writing; provided the term of all such repurchase agreements is for one year or less;

               (3) Direct obligations of the United States of America, or Investments in any Person, which Investments are guaranteed by the full faith and credit of the United States of America;

               (4) Mortgage-backed securities issued by the United States Government or any agency or instrumentality thereof, having at the time of acquisition, a credit rating of at least AA by a nationally recognized rating service;

                (5) Bonds, notes and other direct obligations (other than those referred to in clause (b), above) of any corporation domiciled in the United States of America, or a State of the United State of America, or of any sovereign or supranational institution whose obligations are denominated in United States dollars, at the time of acquisition rated at least A by a nationally recognized rating service. Obligations of sovereign or supranational institutions at the time of acquisition, shall be rated at least AA by a nationally recognized rating service;

               (6) Preferred stock obligations of any corporation domiciled in the United States of America, whose obligations at the time of acquisition are rated at least A by a nationally recognized rating service;

               (7) Shares in mutual funds that invest solely in investments of the types described in clause (b)(i), clause (b)(iii), clause (3), clause (4), clause (5) and/or clause (6) above and have assets in excess of $100,000,000;

               (8) Any Investments (other than the Investments set forth in clause (b) and clause (1) through clause (7) inclusive, above), provided that the aggregate fair value for all such investments shall not, at any time, exceed five percent (5%) of the aggregate fair value of all Investments set forth in clause (1) through (8) inclusive, above. For the purposes of this subsection (8) only, fair value shall mean the greater of book value or fair market value.

     In valuing any investments for the purpose of applying the limitations set forth in this Agreement, such investments, loans and advances shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered on account of capital or principal.

     For purposes of this Agreement, at any time when a corporation becomes a Subsidiary, all Investments of such corporation at such time shall be deemed to have been made by such corporation, as a Subsidiary, at such time.

     "RUN OFF DAY" for any Undivided Interest means any of (a) each day which occurs on or after the date designated by any Agent to Seller to be the "Run Off Commencement Date", provided such date is designated on at least one Business Day's notice during a time when any of the conditions set forth in SECTION

5.02 are not satisfied, and on or before the date, if any, designated by such Agent in its sole discretion on at least one Business Day's notice to Seller as the "Run Off Termination Date", and (b) each day which occurs on or after the Termination Date for such Undivided Interest.

     "RUN OFF DISCOUNT" has the meaning set forth in APPENDIX B.

     "RUN OFF PERIOD" means one or more successive Run Off Days.

     "RUN OFF SERVICER'S FEE" has the meaning set forth in APPENDIX B.

     "SCHEDULED COMMITMENT TERMINATION DATE" has the meaning set forth in
SECTION 1.02(a).

     "SECURITY" shall have the same meaning as in SECTION 2(l) of the Securities Act of 1933, as amended.

     "SELLER" has the meaning set forth in the PREAMBLE.

     "SELLER INFORMATION" has the meaning set forth in SECTION 14.08.

     "SELLER INFORMATION PROVIDER" has the meaning set forth in SECTION 14.08.

     "SERVICER" initially means The Wackenhut Corporation, and thereafter the Person determined pursuant to SECTION 8.01(a).

     "SERVICER TRANSFER EVENT" has the meaning set forth in SECTION 8.01(b).

     "SERVICER'S FEE" has the meaning set forth in APPENDIX B.

     "SERVICER'S FEE RESERVE" has the meaning set forth in APPENDIX B.

     "SERVICES" means (i) security related services (including, without limitation, physical security, investigations, transit security, nuclear site security, emergency protection and similar services) and (ii) corrections related services (including, without limitation, correctional facility guard, food and similar services).

     "SETTLEMENT DATE" means the last day of each Settlement Period. "Settlement Period" for any Undivided Interest means

          (a) each period commencing on the first day of each Yield Period for such Undivided Interest and ending on the last day of such Yield Period; and

          (b) on and after the Termination Date for such Undivided Interest, such period (including, without limitation, a daily period) as shall be selected from time to time by the Agent or, in absence of any such selection, each period of thirty days from the next preceding Settlement Date;

PROVIDED, HOWEVER, that

          (i) with respect to any Yield Period of one day (as described in CLAUSE (ii) of the PROVISO of the definition of "Yield Period"), the related Settlement Period shall be the first day following such Yield Period;

          (ii) any Settlement Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; and

          (iii) the last Settlement Period shall end on the date on which all Undivided Interests have been reduced to zero.

     "SOLVENT" shall mean, when used with respect to any Person, that at the time of determination: (i) the fair value of its assets (both at fair valuation and present fair saleable value) is in excess of the total amount of its liabilities, including, without limitation, contingent liabilities; (ii) it is then able and expects to be able to pay its debts as they mature; and (iii) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

     "SPECIAL CONCENTRATION LIMIT" has the meaning set forth in SECTION 2.03(c).

     "SUBSIDIARY" means, as to any particular parent corporation, any corporation of which more than 50% (by number of votes) of the Voting Stock shall be owned by such parent corporation and/or one or more corporations which are themselves subsidiaries of such parent corporation. The term "Subsidiary" shall mean a subsidiary of Seller and The Atrium At Coral Gables, Ltd., a Florida limited partnership.

     "SUCCESSOR NOTICE" has the meaning set forth in SECTION 8.01(b).

     "TERMINATION DATE" for any Undivided Interest means the Commitment Termination Date.

     "TERMINATION EVENT" has the meaning set forth in SECTION 10.01.

     "THREE-MONTH DEFAULT RATIO" means the ratio (expressed as a percentage) computed as of any Month End Date by dividing (x) the aggregate Unpaid Balance of all Defaulted Receivables calculated as at each of the three most recent Month End Dates less Losses

(without giving effect to CLAUSE (z) of the definition thereof) during the three preceding fiscal months by (y) the aggregate Unpaid Balance of all Pool Receivables calculated as at each of the three most recent Month End Dates less Losses (without giving effect to CLAUSE (z) of the definition thereof) during the three most recent fiscal months.

     "THREE-MONTH DILUTION RATIO" means the ratio (expressed as a percentage) computed as of each Month End Date by dividing (x) the aggregate reduction in the Unpaid Balance of all Pool Receivables arising from dilutive credits during the three immediately preceding fiscal months by (y) Collections of Pool Receivables received during such period; PROVIDED THAT, for each calendar month preceding December, 1994 (or for December, 1994, if actual dilutive credits are not known as of the date of calculation of the ratio for such month), dilutive credits shall be estimated at .0065 times Collections of Pool Receivables during each such month.

     "TITANIA" means Titania Insurance Company of America, a corporation organized under the laws of Vermont and a wholly-owned Subsidiary of the Seller.

     "TOTAL CAPITALIZATION" means the sum of (i) Consolidated Funded Debt PLUS
(ii) Consolidated Net Worth.

     "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

     "UNDIVIDED INTEREST" has the meaning set forth in SECTION 2.01.

     "UNMATURED PURCHASE AND SALE TERMINATION EVENT" means any event which, with the giving of notice or lapse of time, or both, would become a Purchase and Sale Termination Event.

     "UNMATURED TERMINATION EVENT" means any event which, with the giving of notice or lapse of time, or both, would become a Termination Event.

     "UNPAID BALANCE" of any Receivable means at any time the SUM of (x) the unpaid principal amount thereof, PLUS (y) the unpaid amount of all finance charges, interest payments and other amounts actually accrued thereon at such time, but EXCLUDING, in the case of CLAUSE (y) next above, all late payment charges, delinquency charges, and extension or collection fees.

     "VOTING STOCK" means Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

     "WACKENHUT" has the meaning set forth in the preamble.

     "WACKENHUT FAMILY" means (i) George R. Wackenhut, Ruth J. Wackenhut, Richard R. Wackenhut and other lineal descendants of George R. Wackenhut, the founder of Wackenhut; (ii) the spouses and lineal descendants of the persons named in clause (i); and (iii) the estates or legal representatives of the persons named in clause (i).

     "WCC" means Wackenhut Corrections Corporation, a Florida corporation.

     "YIELD PERIOD" means with respect to any Undivided Interest (or portion thereof):

          (a) the period commencing on the date of the initial Purchase of such Undivided Interest (or such portion) and ending such number of days thereafter (not to exceed 100 days) as the applicable Managing Agent shall select, after consultation with the Seller, pursuant to SECTIONS 1.03 or 2.01(b); and

          (b) thereafter, each period commencing on the last day of the immediately preceding Yield Period for such Undivided Interest (or such portion) and ending such number of days thereafter (not to exceed 100 days) as the Agent shall select, after consultation with the Seller;

PROVIDED, HOWEVER, that

          (i) any such Yield Period (other than a Yield Period consisting of one day) which would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day (unless the related Undivided Interest shall be accruing Earned Discount at a rate determined by reference to the Eurodollar Rate (Reserve Adjusted), in which case if such succeeding Business Day is in a different fiscal month, such Yield Period shall instead be shortened to the next preceding Business Day);

          (ii) in the case of Yield periods of one day for any Undivided Interest, (A) the Initial Yield Period shall be the day of the related Purchase; and (B) any subsequently occurring Yield Period which is one day shall, if the immediately preceding Yield Period is more than one day, be the last day of such immediately preceding Yield Period, and if the immediately preceding Yield Period is one day, shall be the next day following such immediately preceding Yield Period.

The "RELATED" Yield Period for any Undivided Interest at any time means the Yield Period pursuant to which Earned Discount is then accruing for such Undivided Interest.

     B. OTHER TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of Illinois, and not specifically defined herein, are used herein as defined in such Article 9.

     C. COMPUTATION OF TIME PERIODS. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

                                   APPENDIX B

                       CALCULATION OF DISCOUNT AND RESERVE



     This is APPENDIX B to the Receivables Purchase Agreement dated as of January 5, 1995 among The Wackenhut Corporation, Receivables Capital Corporation, Enterprise Funding Corporation, BofA, NationsBank of North Carolina, N.A., and BofA as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the "Agreement"). Capitalized terms used in this APPENDIX B without definition have the meanings assigned to such terms in APPENDIX A to the Agreement. Each reference in this APPENDIX B to any Section refers to such Section of the Agreement. Each reference in this APPENDIX B to any Part refers to the part of this APPENDIX B so designated.


                                      INDEX

                                     PART I
                                 DISCOUNT FACTOR

Sub-
Part           Term                                                     Page No.
- ----           ----                                                     --------

A.        Discount Factor. . . . . . . . . . . . . . . . . . . . . . .    B-2
B.        Earned Discount. . . . . . . . . . . . . . . . . . . . . . .    B-2
C.        Negative Spread Fee. . . . . . . . . . . . . . . . . . . . .    B-3
D.        Run Off Discount . . . . . . . . . . . . . . . . . . . . . .    B-3
E.        Rate Definitions . . . . . . . . . . . . . . . . . . . . . .    B-4
            Alternate Reference Rate . . . . . . . . . . . . . . . . .    B-4
            Bank Rate    . . . . . . . . . . . . . . . . . . . . . . .    B-5
            Commercial Paper Rate. . . . . . . . . . . . . . . . . . .    B-5
            Domestic CD Rate (Adjusted). . . . . . . . . . . . . . . .    B-5
            Domestic CD Rate . . . . . . . . . . . . . . . . . . . . .    B-6
            Assessment Rate. . . . . . . . . . . . . . . . . . . . . .    B-6
            Reserve Requirement. . . . . . . . . . . . . . . . . . . .    B-6
            Eurodollar Rate (Reserve Adjusted) . . . . . . . . . . . .    B-8
            Purchaser Rate . . . . . . . . . . . . . . . . . . . . . .    B-9
F.        Rate Variance Factor . . . . . . . . . . . . . . . . . . . .    B-10


                                     PART II

                         LOSS RESERVE; DILUTION RESERVE

Sub-
Part           Term                                                     Page No.
- ----           ----                                                     --------
A.        Loss Reserve . . . . . . . . . . . . . . . . . . . . . . . .    B-10
B.        Reserve Percentage . . . . . . . . . . . . . . . . . . . . .    B-10
C.        Dilution Reserve . . . . . . . . . . . . . . . . . . . . . .    B-10

                                    PART III

                             SERVICER'S FEE RESERVE

A.        Servicer's Fee Reserve . . . . . . . . . . . . . . . . . . .    B-11
B.        Servicer's Fee . . . . . . . . . . . . . . . . . . . . . . .    B-11
C.        Run Off Servicer's Fee . . . . . . . . . . . . . . . . . . .    B-10


                                     PART IV

                            ADJUSTED AVERAGE MATURITY

A.        Adjusted Average Maturity. . . . . . . . . . . . . . . . . .    B-12
B.        Average Maturity . . . . . . . . . . . . . . . . . . . . . .    B-12

                             -----------------------

                                     PART I
                                 DISCOUNT FACTOR


     A. DISCOUNT FACTOR. The "DISCOUNT FACTOR" for a related Undivided Interest at any time in a Yield Period means an amount determined as follows:

     DF   =    ED + ROD

     WHERE:

     DF   =    the Discount Factor of such Undivided Interest at such time;

     ED   =    Earned Discount of such Undivided Interest accrued and unpaid at such time, as determined pursuant to PART I.B;


     ROD  =    Run Off Discount of such Undivided Interest at such time, as determined pursuant to PART I.D.

     B. EARNED DISCOUNT. The "EARNED DISCOUNT" for any Undivided Interest for each day in a related Yield Period means an amount determined as follows:

     ED   =    [PI x (PR + FR) x 1/360] + NSF (if any);

PROVIDED, HOWEVER, that if, such Undivided Interest is owned by RCC and Enterprise and pursuant to the definition of "Purchaser Rate" in PART I.E., different Purchaser Rates would apply to different portions of an Undivided Interest, then Earned Discount shall be calculated separately with respect to each such portion, and the Earned Discount shall be the sum of the Earned Discount so calculated for such portions;

     WHERE:

     ED   =    Earned Discount of such Undivided Interest (or such portion)
               accrued on such day;

     PI   =    the Purchaser's Investment of such Undivided Interest (or such portion) on such day, as determined pursuant to SECTION 2.02;

     PR   =    the Purchaser Rate for such Undivided Interest (or such portion)
               on such day, as defined in PART IE.;

     FR   =    the Program Fee Rate consisting of the rate set forth in CLAUSE
               (y) of SECTION 4.01(c); and

     NSF   =   the Negative Spread Fee for such Undivided Interest or such portion thereof) on such day, as defined in PART C.

No provision of the Agreement shall require the payment or permit the collection of Earned Discount in excess of the maximum permitted by applicable law. Earned Discount for any Undivided Interest shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

     C. NEGATIVE SPREAD FEE. The "NEGATIVE SPREAD FEE" means, for each Undivided Interest (or portion thereof) for each day in any Yield Period during which any Run Off Day or Termination Date for such Undivided Interest occurs, the amount, if any, by which;

          (i) the additional Earned Discount (calculated without taking into account any Negative Spread Fee) which would have accrued on the reductions of the related Purchaser's Investment of such Undivided Interest (or such portion) during such Yield Period (as so computed) if such reductions had remained as Purchaser's Investment exceeds,

          (ii) the income, if any, received by the owner of such Undivided Interest (or such portion) from such owner's investing the proceeds of such reductions of Purchaser's Investment.

     D. RUN OFF DISCOUNT. The "RUN OFF DISCOUNT" for the related Undivided Interest at any time means an amount determined as follows:

          ROD  = PI x (PR + RVF) x AAM
                 ---------------------
                           360

          WHERE:

          ROD  =    The Run Off Discount for such Undivided Interest at such
                    time;

          PI   =    the Purchaser's Investment of such Undivided Interest at
                    such time;

          PR   =    the Purchaser Rate for such Undivided Interest for a Yield
                    Period deemed to commence at such time pursuant to PART I.E;

          AAM  =    the Adjusted Average Maturity of the Receivables Pool
                    related to such Undivided Interest, as determined pursuant to PART V; and

          RVF  =    the Rate Variance Factor deemed to be in effect at such
                    time, as determined pursuant to PART I.F.

     E. RATE DEFINITIONS. The "ALTERNATE REFERENCE RATE" means, on any date, a fluctuating rate of interest PER ANNUM equal to the higher of

          (a) the higher of the rates of interest most recently announced by BofA at its office in Chicago, Illinois and NationsBank at its office in Charlotte, North Carolina as their respective reference rates from time to time, changing when and as said reference rates change (such reference rates are not necessarily the lowest or best rate charged by BofA or NationsBank) and

          (b) the Federal Funds Rate (as defined below) most recently determined by BofA plus 1.0% PER ANNUM.

For purposes of this definition, "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate PER ANNUM equal (for each day during such period) to

          (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

          (ii) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by BofA from three federal funds brokers of recognized standing selected by it.

The Alternate Reference Rate is not necessarily intended to be the lowest rate of interest determined by BofA or NationsBank in connection with extensions of credit.

     "BANK RATE" for any Yield Period for the related Undivided Interest of any Purchaser means an interest rate PER ANNUM equal to the sum of (a) 0.50% PER ANNUM, PLUS (b) if the Fixed Charge Coverage Ratio is at such time less than 2.25:1, .375% PER ANNUM, plus (c) the Eurodollar Rate (Reserve Adjusted) of such Purchaser for such Yield Period; PROVIDED, HOWEVER, that if (i) it shall become unlawful for any Managing Agent, any RCC Program Support Provider, Enterprise Liquidity Provider or Enterprise Credit Support Provider to obtain funds in the London interbank eurodollar market in order to fund any Purchase or to maintain any Undivided Interest, or if such funds shall not be reasonably available to any Managing Agent, any RCC Program Support Provider, Enterprise Liquidity Provider or Enterprise Credit Support Provider or (ii) there shall not be time prior to the commencement of an applicable Yield Period to determine a Eurodollar Rate for any Purchaser in accordance with its terms, then the "BANK RATE" for any Yield Period for such Undivided Interest shall be equal to a rate of (x) 0.50% PER ANNUM, PLUS (y) the Domestic CD Rate (Adjusted) of such Purchaser for such Yield Period PLUS (z) if the Fixed Charge Coverage Ratio is at such time less than 2.25:1, .375% PER ANNUM ("DEALER FEE").

     "COMMERCIAL PAPER RATE" for any Yield Period for the related Undivided Interest for any Purchaser means a rate PER ANNUM equal to the sum of (i) the rate or, if more than one rate, the weighted average of the rates, determined by converting to an interest-bearing equivalent rate PER ANNUM the discount rate (or rates) at which Commercial Paper Notes having a term equal to such Yield Period and to be issued to fund the Purchase of or to maintain such Undivided Interest by the Purchaser purchasing such Undivided Interest (including, without limitation, Purchaser's Investment and accrued and unpaid Earned Discount) may be sold by any placement agent or commercial paper dealer selected by the related Managing Agent, as agreed between each such agent or dealer and the related Managing Agent, PLUS (ii) the greater of (A) the commissions and charges charged by such placement agent or commercial paper dealer with respect to such Commercial Paper Notes and (B) .05% times the face amount of such Commercial Paper Notes, expressed as a percentage of such face amount and converted to an interest-bearing equivalent rate PER ANNUM.

     "DOMESTIC CD RATE (ADJUSTED)" means, with respect to Undivided Interests owned or otherwise funded by BofA, RCC or any RCC Program Support Provider and with respect to any Yield Period, a rate PER ANNUM (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

          Domestic CD Rate = DOMESTIC CD RATE + Assessment
                             ----------------
            (Adjusted)       1-Reserve            Rate
                             Requirement

WHERE, for purposes of this definition:

          "DOMESTIC CD RATE" means, with respect to any Yield Period for any related Undivided Interest (or portion thereof), owned or otherwise funded by BofA, RCC, or any other RCC Program Support Provider, a rate of interest equal to the average of the secondary market morning offering rates in the United States for time certificates of deposit of major United States money market banks for a period approximately equal to such Yield Period in an amount substantially equal to the Purchaser's Investment of the related Undivided Interest (or such portion), as such offering rate is quoted to BofA by the Federal Reserve Bank of New York during the morning of the first day of such Yield Period; PROVIDED, HOWEVER, that if BofA shall not receive any such quote by the Federal Reserve Bank of New York by 11:00 a.m., New York time, on the morning of the first day of any Yield Period, then "DOMESTIC CD RATE" for the purposes of this definition shall mean, with respect to such Yield Period, the rate of interest determined by BofA to be the average (rounded upwards, if necessary, to the nearest 1/100 of 1%) of the bid rates quoted to BofA in the secondary market at approximately 11:00 a.m., New York time (or as soon thereafter as practicable), on the first day of such Yield Period by two certificate of deposit dealers in New York or Chicago of recognized standing selected by BofA in its sole discretion for the purchase from BofA at face value of certificates of deposit issued by BofA in an amount approximately equal or comparable to the amount of the Purchaser's Investment and having a maturity equal to such Yield Period.

          "ASSESSMENT RATE" for purposes of this definition and for any Yield Period means the annual assessment rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) applicable to BofA on its insured deposits, on the Business Day immediately preceding the first day of such Yield Period, under the Federal Deposit Insurance Act, determined by annualizing the most recent assessment levied on BofA by the Federal Deposit Insurance Corporation (together with any successor, the "FDIC" with respect to such deposits after giving effect to the most recent rebate granted to such Managing Agent by the FDIC with respect to deposit insurance as well as the loss to BofA (determined in the good faith judgment of BofA) of the use of such rebate prior to the date a credit is taken by BofA with respect to such rebate.

          "RESERVE REQUIREMENT" means, for purposes of this definition and with respect to any Yield Period, a percentage (expressed as a decimal) equal to the daily average during such Yield Period of the aggregate reserve requirement (including all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements during such period) specified under Regulation D, as applicable to the class of banks of which BofA is a member, at deposits of the types used as a reference in determining the Domestic CD Rate and having a maturity approximately equal to such Yield Period.

     "DOMESTIC CD RATE (ADJUSTED)" means, with respect to Undivided Interests owned or otherwise funded by NationsBank, Enterprise, any Enterprise Liquidity Provider or any Enterprise Credit Support Provider and with respect to any Yield Period, a rate PER ANNUM equal to the sum (rounded upwards, if necessary, to the nearest 1/100 of 1%) of (A) the rate obtained by dividing (x) the Enterprise CD Rate for such Yield Period by (y) a percentage equal to 100% minus the stated maximum rate for all reserve requirements as specified in Regulation D (including without limitation any marginal, emergency, supplemental, special or other reserves) that would be applicable during such Yield Period to a negotiable certificate of deposit in excess of $100,000, with a maturity approximately equal to such Yield Period, of any member bank of the Federal Reserve System plus (B) the then daily net annual assessment rate (rounded upward, if necessary, to the nearest 1/100 of 1%) as estimated by NationsBank, the Enterprise Liquidity Provider or the Enterprise Credit Support Provider, as applicable, for determining the current annual assessment payable by it to the FDIC for insuring such certificates of deposit;

WHERE, for purposes of this definition:

          "ENTERPRISE CD RATE" means, with respect to any Yield Period for any related Undivided Interest owned or otherwise funded by NationsBank, Enterprise, any Enterprise Liquidity Provider or any Enterprise Credit Support Provider, the average of the bid rates determined by NationsBank, the Enterprise Liquidity Provider or the Enterprise Credit Support Provider, as applicable, per annum, at approximately 10:00 a.m. (New York City time) on the Business Day before the first day of such Yield Period for which such Domestic CD Rate (Adjusted) is to be applicable, of two or more New York certificate of deposit dealers of recognized standing selected by NationsBank, the Enterprise Liquidity Provider or the Enterprise Credit Support Provider, as applicable, for the purchase in New York from the Enterprise Liquidity Provider or the Enterprise Credit Support Provider, as applicable, at face value of certificates of deposit of the Enterprise Liquidity Provider or the Enterprise Credit Support Provider, as applicable, in an aggregate amount approximately comparable to the amount of Enterprise's Purchaser's Investment for the related Undivided Interest (or portion thereof) to which such Domestic CD

          Rate (Adjusted) is to be applicable and with a maturity approximately equal to the applicable Yield Period.

     "EURODOLLAR RATE (RESERVE ADJUSTED)" means, with respect to Undivided Interests owned or otherwise funded by BofA, RCC or any RCC Program Support Provider, and with respect to any Yield Period for any related Undivided Interest (or portion thereof), a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

          Eurodollar Rate          =         Eurodollar Rate
                                             ---------------
         (Reserve Adjusted)                   1-Eurodollar
                                           Reserve Percentage

WHERE for purposes of this definition:

          "EURODOLLAR RATE" means, with respect to any Yield Period for any related Undivided Interest (or portion thereof), the rate per annum at which Dollar deposits in immediately available funds are offered to the Eurodollar Offices of BofA two Eurodollar Business Days prior to the beginning of such period by prime banks in the interbank eurodollar market at or about 11:00 a.m., New York time for delivery on the first day of such Yield Period, for the number of days comprised therein and in an amount equal or comparable to the amount of the related Purchaser's Investment of such Undivided Interest (or such portion) for such Yield Period.

          "EURODOLLAR BUSINESS DAY" means a day of the year on which dealings are carried on in the London eurodollar interbank market and banks are open for business in London and are not required or authorized to close in New York City and Chicago, Illinois.

          "EURODOLLAR OFFICE" shall mean the office of BofA through which BofA determines the Eurodollar Rate. A Eurodollar Office of BofA may be, at the option of BofA, either a domestic or foreign office.

          "EURODOLLAR RESERVE PERCENTAGE" means, with respect to any Yield Period, the then applicable percentage (expressed as a decimal) prescribed by the Federal Reserve Board for determining reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D.

     "EURODOLLAR RATE (RESERVE ADJUSTED)" means, with respect to Undivided Interests owned or otherwise funded by NationsBank, Enterprise, any Enterprise Liquidity Provider or any Enterprise Credit Support Provider and with respect to any Yield Period for any related Undivided Interest (or portion thereof), a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) of (A) the rate obtained by dividing (i) the applicable LIBO Rate by (ii) a percentage equal to 100% minus the reserve percentage used for determining the maximum reserve requirement as specified in Regulation D (including without limitation any marginal, emergency, supplemental, special or other reserves) that is applicable to the Enterprise Liquidity Provider during such Yield Period in respect of eurocurrency or eurodollar funding, lending or liabilities (or, if more than one percentage shall be so applicable, the daily average of such percentage for those days in such Yield Period during which any such percentage shall be applicable) plus (B) the then daily net annual assessment rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) as estimated by the Enterprise Liquidity Provider for determining the current annual assessment payable by the Liquidity Provider to the FDIC in respect of eurocurrency or eurodollar funding, lending or liabilities;

WHERE:

          "LIBO RATE" means, with respect to any Yield Period, the rate at which deposits in dollars are offered to NationsBank, the Enterprise Liquidity Provider or the Enterprise Credit Support Provider in the London interbank market at approximately 11:00 a.m. (London time) two Enterprise Eurodollar Business Days before the first day of such Yield Period in an amount approximately equal to the Purchaser's Investment for a related Undivided Interest to which the Eurodollar Rate (Reserve Adjusted) is to apply and for a period of time approximately equal to the applicable Yield Period.

          "ENTERPRISE EURODOLLAR BUSINESS DAY" means any Business Day which is also a day for trading by and between banks in United States dollar deposits in the London interbank market.


     "PURCHASER RATE" for any Yield Period for any related Undivided Interest (or portion thereof) of any Purchaser means:

               (a) in the case of an Undivided Interest (or portion thereof) of any Purchaser other than one referred to in CLAUSE (b) of this definition, the Commercial Paper Rate of such Purchaser for such Undivided Interest (or such portion) for such Yield Period; and

               (b)  in the case of an Undivided Interest (or portion thereof)
          (i) (A) owned by an RCC Program Support Provider or any other assignee (other than RCC), or otherwise funded pursuant to an RCC Program Support Agreement, or (B) funded by a Funding or (ii) owned or funded by an Enterprise Liquidity Provider or an Enterprise Credit Support Provider, the Bank Rate of such Purchaser for such Undivided Interest (or such portion) for such Yield Period;

PROVIDED, HOWEVER, that on any day when any Termination Event or Unmatured Termination Event shall have occurred and be continuing, the Purchaser Rate shall mean a rate PER ANNUM equal to the Alternate Reference Rate in effect on such day plus 2% PER ANNUM.

     F. RATE VARIANCE FACTOR. The "RATE VARIANCE FACTOR" means, during any Yield Period, such percentage PER ANNUM not exceeding 2% as the Managing Agents may designate from time to time in their sole discretion.


                                     PART II

                                  LOSS RESERVE

     A. LOSS RESERVE. The "LOSS RESERVE" of any Undivided Interest on any day means the greater of (x) $2,000,000 and (y) an amount determined as follows:

          LR = RP x (PI + DF)

     WHERE:

          LR   =    the Loss Reserve of such Undivided Interest on such day;

          RP   =    the Reserve Percentage at the close of business of Purchaser on such day, as determined pursuant to PART II.B;

          PI   =    the related Purchaser's Investment of such Undivided
                    Interest at the opening of business of Purchaser on such day, as determined pursuant to SECTION 1.03; and

          DF   =    the Discount Factor of such Undivided Interest at the close of business of Purchaser on such day, as determined pursuant to PART I.A.

     B. RESERVE PERCENTAGE. The "RESERVE PERCENTAGE" means, for the related Undivided Interest on any day, the greatest of (i) three times the most recent Three-Month Default Ratio, (ii) 1.5 times the percentage that the largest Special Concentration Limit set forth on SCHEDULE 2.03 (c) bears to the then Aggregate Unpaid Balance of Eligible Receivables and (iii) 10%.

     C. DILUTION RESERVE. The "DILUTION RESERVE" for the related Undivided Interest on any day means an amount equal to the product of (x) the sum of the related Purchaser's Investment of such Undivided Interest at the close of business of Purchaser on such day, as determined pursuant to SECTION 1.03 and
(y) the greater of (i) 2% and (ii) 2 times the highest Three-Month Dilutions Ratio calculated on the Month End Date for each of the six fiscal months preceding or ending on such day. It shall be understood and agreed that the Managing Agents may modify the percentages and calculations set forth in CLAUSES (y)(i) and (y)(ii) above, after the expiration of six months from the date hereof based upon the actual dilution experience during the first six-month period after the closing.

                                    PART III
                             SERVICER'S FEE RESERVE

     A. SERVICER'S FEE RESERVE. The "SERVICER'S FEE RESERVE" for the related Undivided Interest at any time means an amount determined as follows:

          SFR = SF + ROSF

     WHERE:

          SFR  =    the Servicer's Fee Reserve for such Undivided Interest at
                    any time;

          SF   =    the unpaid Servicer's Fee relating to such Undivided
                    Interest accrued to such time and unpaid as determined pursuant to PART III.B; and

          ROSF = the Run Off Servicer's Fee for such Undivided Interest at such time, as determined pursuant to PART III.C.

     B. SERVICER'S FEE. The "SERVICER'S FEE" relating to any Undivided Interest accrued for any day means

               (i) an amount equal to (x) .50% PER ANNUM, TIMES (y) the amount of the related Purchaser's Investment at the close of business on such day, TIMES (z) 1/360; or

               (ii) on and after Servicer's reasonable request made at any time when Seller shall no longer be Servicer, an alternative amount specified by Servicer not exceeding (x) 110% of Servicer's cost and expenses of performing its obligations under the Agreement during the Yield Period when such day occurs, divided by (y) the number of days in such Yield Period.

     C. RUN OFF SERVICER'S FEE. The "RUN OFF SERVICER'S FEE" for any Undivided Interest at any time means an amount equal to

               (x)  the related Purchaser's Investment at such time, TIMES

               (y) (A) the percentage PER ANNUM set forth in clause (i) (x) of the definition of "Servicer's Fee", or (B) if Servicer's Fee is calculated pursuant to

          CLAUSE (ii) of such definition, the percentage PER ANNUM determined for each day by dividing the amount of the Servicer's Fee accrued for such day by the related Purchaser's Investment at the close of business on such day, multiplying the quotient by 360 and expressing the product as a percentage, TIMES

               (z) a fraction, the numerator of which is the number of days equal to the then Adjusted Average Maturity, and the denominator of which is 360 days.

                                     PART IV
                            ADJUSTED AVERAGE MATURITY

     "ADJUSTED AVERAGE MATURITY" means, on any day, the product of (i) 2 times
(ii) the Average Maturity for such day.

     "AVERAGE MATURITY" means, on any day, that time period (expressed in days) equal to the weighted average maturity of the Pool Receivables as shall be calculated by Servicer, as set forth in the most recent Periodic Report in accordance with the provisions thereof. If a Managing Agent shall disagree with any such calculation, such Agent may recalculate the Average Maturity for such day, which calculation shall, absent manifest error, be binding upon Servicer, Seller and Purchaser.

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